                                                                     EXHIBIT 2.1

                               AGREEMENT TO MERGE

                                 BY AND BETWEEN

                          LAUREATE INVESTMENTS, INC.,
                            a Wisconsin corporation,

                           LAUREATE PROPERTIES, INC.,
                            a Wisconsin corporation

                                      AND

                      NATIONWIDE HEALTH PROPERTIES, INC.,
                             a Maryland corporation


                                August 19, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I  DEFINITIONS.....................................................   2

ARTICLE II MERGER AND PURCHASE.............................................  11
  2.1   Agreement to Merge and Purchase....................................  11
  2.2   Conditions Precedent and Events Prepatory to Merger and Purchase...  12
  2.3   Purchase; Merger; New Leases.......................................  14
  2.4   Consideration......................................................  14
  2.5   Calculation of NHP Stock and Cash to Shareholders..................  15
  2.6   NHP Stock Subject to Registration Rights Agreement.................  16
  2.7   Effective Time of the Merger.......................................  16
  2.8   Effect of the Merger...............................................  16
  2.9   Certificates of Incorporation......................................  17
  2.10  Bylaws.............................................................  17
  2.11  Directors..........................................................  17
  2.12  Officers...........................................................  17
  2.13  Conversion of Shares...............................................  17
  2.14  Exchange of Shares.................................................  17
  2.15  Removal of Legend..................................................  18

ARTICLE III CLOSING AND CONDITIONS.........................................  18
  3.1   Closing Conference.................................................  18
  3.2   Due Diligence Contingencies........................................  18
  3.3   Deliveries to Title Company........................................  21
  3.4   Deliveries to Parties at Closing Conference........................  22
  3.5   Additional Conditions..............................................  26
  3.6   Conditions Precedent...............................................  27
  3.7   Conditions Subsequent..............................................  28
  3.8   Condition Subsequent Regarding Final Cost Reports..................  28
  3.9   Deemed Approval....................................................  28
  3.10  Waiver of Conditions...............................................  29
  3.11  Outside Date.......................................................  29
  3.12  Cost Advance.......................................................  29
  3.13  Damage or Taking With Respect to Only One Property; the
         Arboretum I Limited Partnership...................................  29
  3.14  Certain Personal Property Issues...................................  31
  3.15  Layton Terrace Lease Guarantee.....................................  31

                                                                            Page
                                                                            ----
ARTICLE IV COSTS AND PRORATIONS
  4.1   Closing Costs......................................................  31
  4.2   Prorations.........................................................  33

ARTICLE V  REPRESENTATIONS AND WARRANTIES..................................  35
  5.1   Representations and Warranties of Laureate.........................  35
  5.2   No Tax Reliance....................................................  48
  5.3   Representations and Warranties of NHP..............................  48
  5.4   Indemnifications...................................................  50
  5.5   Certain Tax Matters................................................  52
  5.6   Hart-Scott-Rodino Act..............................................  53

ARTICLE VI MISCELLANEOUS...................................................  53
  6.1   Survival...........................................................  53
  6.2   Further Instruments................................................  53
  6.3   Limitation of Liability............................................  54
  6.4   Entire Agreement; Amendments; Captions.............................  54
  6.5   Incorporation of Exhibits and Recitals.............................  54
  6.6   Time of the Essence; Non-Business Days.............................  55
  6.7   Terminology........................................................  55
  6.8   Attorneys' Fees....................................................  55
  6.9   Cumulative Remedies................................................  55
  6.10  Governing Law......................................................  55
  6.11  Successors and Assigns.............................................  55
  6.12  Notices............................................................  56
  6.13  Counterparts.......................................................  56
  6.14  Exclusive Rights...................................................  56
  6.15  Interpretation.....................................................  57
  6.16  No Third Parties Benefitted........................................  57
  6.17  Right to Enter Property............................................  57
  6.18  Publicity..........................................................  58
  6.19  Joint and Several Obligations......................................  58
  6.20  Further Assurances.................................................  58


EXHIBITS:

EXHIBIT A    -   LIST OF LAUREATE SHAREHOLDERS
EXHIBIT B    -   LIST OF REAL ESTATE PARTNERSHIPS
EXHIBIT C    -   LEGAL DESCRIPTION OF LAND
EXHIBIT D    -   DESCRIPTION OF HEALTHCARE FACILITIES AND DIVISION INTO POOLS
EXHIBIT E    -   SCHEDULE OF EXISTING LEASES AND EXISTING OPERATING PARTNERSHIPS
EXHIBIT F    -   DESCRIPTION OF OPERATING SUMMARIES
EXHIBIT G    -   PARTNERS AND OWNERSHIP INTERESTS OF LIBRARY SQUARE, SEVEN
                 OAKS, THE ARBORETUM I AND THE ARBORETUM II
EXHIBIT H    -   FORM OF CLOSING PROCEDURE LETTER
EXHIBIT I    -   CONTINUING DEBT AND EXISTING ENCUMBRANCES
EXHIBIT J    -   FORM OF LEASE GUARANTY
EXHIBIT K    -   FORM OF PLEDGE AGREEMENT
EXHIBIT L    -   FORM OF MEMORANDUM OF LEASE
EXHIBIT M    -   FORM OF POOL 1 LEASE
EXHIBIT N    -   FORM OF POOL 2 LEASE
EXHIBIT O    -   FORM OF AFFIRMATION AND AMENDMENT OF TRANSACTION GUARANTY
EXHIBIT P    -   SCHEDULE OF WARRANTIES
EXHIBIT Q    -   FORM OF WRITTEN AUTHORIZATION TO CLOSE
EXHIBIT R    -   FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT S-1  -   FORM OF CERTIFICATE OF MERGER
EXHIBIT S-2  -   FORM OF ARTICLES OF MERGER
EXHIBIT T    -   FORM OF AGREEMENT AND PLAN OF MERGER
EXHIBIT U    -   FORM OF INVESTOR REPRESENTATION LETTER
EXHIBIT V    -   FORM OF ASSIGNMENT OF LIMITED PARTNER INTERESTS
EXHIBIT W    -   INTENTIONALLY OMITTED
EXHIBIT X    -   SCHEDULE ALLOCATING PROPERTY VALUES
EXHIBIT Y    -   FORM OF FOLEY & LARDNER OPINION
EXHIBIT Z-1  -   FORM OF O'MELVENY & MYERS LLP OPINION
EXHIBIT Z-2  -   FORM OF FAEGRE & BENSON LLP OPINION
EXHIBIT AA   -   PRO FORMA PRELIMINARY CLOSING BALANCE SHEET
EXHIBIT AB   -   FORM OF LAUREATE AFFILIATE LEASE SUBORDINATION AGREEMENT

SCHEDULES:

SCHEDULE 1.0     ILLUSTRATION OF EQUITY AND PARTNERSHIP VALUE DETERMINATION
SCHEDULE 5.1(l)  CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES
SCHEDULE 5.1(n)  UNDISCLOSED LIABILITIES
SCHEDULE 5.1(p)  CONTRACTS, COMMITMENTS AND PROPOSALS
SCHEDULE 5.1(q)  LITIGATION SCHEDULE
SCHEDULE 5.1(r)  ASSIGNMENT OF RIGHTS UNDER AGREEMENTS
SCHEDULE 5.1(t)  CONFLICTS; CONSENTS
SCHEDULE 5.1(v)  LAUREATE ENVIRONMENTAL PROCEDURES
SCHEDULE 5.1(w)  COMPLIANCE WITH LAW
SCHEDULE 5.1(ab) INSIDER INTERESTS
SCHEDULE 5.1(ac) LEASES
SCHEDULE 5.1(al) NOTICES OF NON-COMPLIANCE
SCHEDULE 5.1(as) BANK ACCOUNTS
SCHEDULE 5.1(at) INSURANCE

                               AGREEMENT TO MERGE
                               ------------------

        THIS AGREEMENT TO MERGE (this "Agreement") is made as of August 19, 1997, by and between LAUREATE INVESTMENTS, INC., a Wisconsin corporation ("Investments"), LAUREATE PROPERTIES, INC., a Wisconsin corporation ("Laureate Properties"), and NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation ("NHP").

                                R E C I T A L S
                                ---------------

        A. Together with The Laureate Group, Inc., a Wisconsin corporation ("Group"), Laureate Properties and Investments constitute an affiliated group of companies (collectively, the "Laureate Corporations") owned by the persons listed on Exhibit A attached hereto. Laureate Properties, Investments and the
          ---------
Shareholders (as hereinafter defined) are the partners in the eight Wisconsin limited partnerships listed on Exhibit B attached hereto (the "Real Estate
                               ---------
Partnerships"). The Real Estate Partnerships are the fee owners of those certain parcels of real property more particularly described in Exhibit C
                                                                ---------
attached hereto and by this reference incorporated herein (each individually, a "Parcel", and collectively, the "Land").

        B. The Land is improved with certain buildings and other Improvements (as hereinafter defined) and each Parcel together with the Improvements thereon is operated as a nursing home, skilled nursing facility, community based residential facility or independent living facility as set forth on Exhibit D
                                                                    ---------
attached hereto (collectively referred to herein as the "Healthcare Facilities"). In addition, the Land and the Improvements are divided into "Pool 1" and "Pool 2" as set forth on said Exhibit D.
                                     ---------

        C. Each of the Parcels together with the Improvements thereon is subject to a lease agreement (collectively, the "Existing Leases", and any one individually, an "Existing Lease") by and between a Real Estate Partnership and certain health care operators affiliated with the Laureate Corporations (collectively, the "Existing Operating Partnerships", and individually an "Existing Operating Partnership"), as such Existing Leases and Existing Operating Partnerships are identified in Exhibit E attached hereto. The
                                         ---------
Laureate Corporations, the Real Estate Partnerships and the Existing Operating Partnerships are sometimes referred to herein collectively as "Laureate".

        D. Concurrently with the execution of this Agreement, Group, the Real Estate Partnerships and the Existing Operating Partnerships, as guarantor, have executed that certain Transaction Guaranty in favor of NHP, as beneficiary.

        E. The Shareholders and Laureate desire to reorganize Laureate as set forth in this Agreement, and NHP is prepared to cause the NHP subsidiaries to enter into the

Merger (as hereinafter defined) and other transactions set forth in this Agreement on the terms and conditions set forth herein.

        F. The parties intend (subject to the terms and provisions of Sections 5.1, 5.2, and 5.5 below) by approving resolutions authorizing this Agreement, to adopt this Agreement and the mergers contemplated thereby, as a plan of reorganization with the meaning of Section 368(a) of the Code for federal income tax purposes.


                                   AGREEMENT
                                   ---------

        NOW, THEREFORE, taking the foregoing Recitals into account and in consideration of the mutual covenants, agreements and conditions set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

        As used herein (including any Exhibits attached hereto), the following terms shall have the following meanings:

        "Accounting Principles" has the meaning given to such term in Section 4.2(b) hereof.

        "Adjusted Closing Balance Sheet" has the meaning given to such term in
Section 4.2(b) hereof.

        "Affiliate" shall mean, with respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with the first person or entity.

        "Affirmation and Amendment of Transaction Guaranty" shall mean that certain Affirmation and Amendment of Transaction Guaranty executed by the Surviving Operating Companies, in form and substance as set forth in Exhibit O
                                                                     ---------
attached hereto.

        "Allocation Schedule" has the meaning given to such term in Section 2.5(e).

        "Articles of Merger" shall mean those certain Articles of Merger filed with the Wisconsin Department of Financial Institutions, to effect the consummation of the merger transactions described in this Agreement, substantially in the form of Exhibit S-2 attached hereto.
                             -----------

        "Certificate of Merger" shall mean those certain Certificates of Merger filed with the Delaware Secretary of State to effect the consummation of the merger transactions described in this Agreement, substantially in the form of Exhibit S-1 attached hereto.
-----------

        "Claim" shall mean any loss (including any losses attributable to Taxes), liability, damage, demand, claim (including without limitation, any claim for damage to property or injury to or death of any person or persons), action, judgment or cause of action, assessment, cost, obligation, lien, encumbrance, or expense (including, without limitation, interest, penalties, reasonable costs of investigation, defense and prosecution of litigation and reasonable professional fees relating thereto). "Claim" shall, without limitation, include any Medicare or Medicaid adjustment or overpayment liability, or any claim, charge, investigation, or proceeding arising out of the alleged violation of the anti-kickback statute (42 U.S.C. (S)1320a-7), the Ethics in Patient Referral Act (42 U.S.C. (S)1395nn), or any state law counterpart, thereof.

        "Closing Cash Adjustment" shall have the meaning given to such term in
Section 4.2(d) below.

        "Closing Conference" shall mean a conference held on the Condition Satisfaction Date at the offices of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5367, or such other place as the parties hereto may hereafter mutually agree upon.

        "Closing Procedure Letter" shall mean a letter to the Title Company executed by Laureate and NHP setting forth directions for the Title Company and in the form of Exhibit H attached hereto.
               ---------

        "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor legislation thereto, including all of the rules and regulations promulgated thereunder.

        "Condition Satisfaction Date" shall mean that date on which all conditions precedent to the Merger have occurred other than the filing and effectiveness of the Merger Agreements, Articles of Merger and Certificate of Merger pursuant to Section 2.7 below. The Condition Satisfaction Date shall occur on September 30, 1997, or such earlier or later date as shall be hereafter agreed upon by the parties hereto. Without limiting the generality of the foregoing, the Condition Satisfaction Date may be extended pursuant to Section
3.10 below.

        "Continuing Debt--Library Square" shall mean 97% of the amount of the Continuing Debt for the Library Square facility as identified on Exhibit I.
                                                                 ---------

        "Continuing Debt" shall mean those certain loans identified as Continuing Debt on Exhibit I attached hereto, subject to Sections 3.2 and 3.4
                   ---------
and net of the debt service reserves and certain other offsets associated therewith described on Exhibit I.
                       ---------

        "Cost Advance" shall mean a sum equal to Fifty Thousand Dollars
($50,000).

        "Deposits and Reserves" shall mean the prepaid deposits, reserve accounts and other similar funds established or maintained by the Real Estate Partnerships or Laureate with respect to the Properties and/or the Continuing Debt or the Existing Encumbrances which are to be assumed pursuant to Section 3.3(a)(i) below as of the Effective Time.

        "Effective Time" shall mean the date and time the Merger becomes effective in accordance with the provisions of both the Wisconsin Business Corporation Law and the Delaware General Corporation Law.

        "Equity Value" shall mean the Merger Price (a) minus the outstanding principal amount of the Continuing Debt (other than the Continuing Debt--Library Square) as of the Effective Time; (b) minus the outstanding principal amount of the Existing Encumbrances (other than the Existing Encumbrances--SevenOaks) as of the Effective Time; and (c) plus or minus any prorations described in Section 4.2(c) and any other closing adjustments which are to be debited to Laureate and/or the Shareholders pursuant to the terms of this Agreement, which such debits are to be netted out against any prorations described in Section 4.2(c) and any other adjustments to be credited to Laureate and/or the Shareholders pursuant to the terms of this Agreement. By way of illustration only, the Equity Value determined using the amounts of Continuing Debt and Existing Encumbrances as of June 30, 1997 and assuming no prorations would be the amount set forth on Schedule 1.0 attached hereto.
             ------------

        "Equity Value Schedule" shall have the meaning given to such term in
Section 2.5(b).

        "Existing Encumbrances" shall mean the existing debt, other than the Continuing Debt, identified as Existing Encumbrances on Exhibit I attached
                                                        ---------
hereto and net of the debt service reserves and certain other offsets associated therewith described on Exhibit I.
                       ---------

        "Existing Encumbrances--SevenOaks" shall mean 97% of the amount of the Existing Encumbrances for the SevenOaks facility as identified on Exhibit I.
                                                                  ---------

        "Existing Leases" has the meaning given to such term in Recital C above.

        "Existing Operating Partnerships" has the meaning given to such term in Recital C above.

        "Final Closing Balance Sheet" has the meaning given to such term in
Section 4.2(d) hereof.

        "Financing Statement" shall mean a financing statement or statements (Form UCC-1) executed by each of the Tenants, as debtor, in favor of the applicable Landlord, as secured party, to be filed in connection with the New Leases.

        "First Surviving Corporation" shall have the meaning given to such term in Section 2.1(b).

        "Fixture" shall have the meaning given to such term in the New Leases.

        "Fixture Filing" shall mean a financing statement or statements (Form UCC-1) executed by the applicable Tenant, as debtor, in favor of the applicable Real Estate Partnership, as secured party, to be filed in connection with the New Leases.

        "Group" shall have the meaning given such term in Recital A above.

        "Group Common Stock" shall mean 5,000 shares of Common Stock, no par value per share, of Group, which shares constitute 100% of the issued and outstanding shares of the capital stock of Group.

        "Hazardous Materials" shall have the same meaning given to such term in the New Leases.

        "Healthcare Facilities" shall have the meaning given such term in Recital B above.

        "Improvements" shall mean all buildings, improvements, structures and Fixtures now or as of the Effective Time located on the Land, including, without limitation, parking lots and structures, roads, drainage and other utility structures and other so-called "infrastructure" improvements.

        "Intangible Property" means all accounts, proceeds of accounts, rents, profits, income or revenue derived from the use of units, rooms or other space within the Property or the providing of services in or from the Property; documents, chattel paper, instruments, contract rights, deposit accounts, good will, going concern value, general intangibles, choses in action, now owned or hereafter acquired by Tenant or Laureate (including any right to any refund of any taxes or other charges heretofore or hereafter paid to any governmental authority) arising from or in connection with Tenant's operation or use of any part of the Property; all licenses and permits now owned or hereinafter acquired by Tenant or Laureate, necessary or desirable for Tenant's use of the Property under the Pool 1 Lease and Pool 2 Lease, including, if applicable, any certificate of need or other similar certificate; and the right to use any trade or other name or mark, any license agreements or applications or registrations respecting any of the foregoing now or hereafter associated with Tenant's operation of the Property, but excluding the names "The Arboretum," "Laurel Oaks," "Library Square," "Oak Hill Terrace," "Oak Hill Village," "Park Point Manor", "Westmoreland", "Seven Oaks" and all variations thereof but including the names "Laureate", "Omni Home Care", "Omni Therapy" and "Specialty Home Services" and all variations thereof. The word "accounts" as used above shall include, without limitation and to the extent assignable, accounts to be paid by Medicaid or Medicare (or successor programs), if applicable.

        "Investor Representation Letter" shall mean a letter, executed by each Shareholder, substantially in the form of Exhibit U attached hereto.
                                          ---------

        "Investments" shall have the meaning given such term in the first paragraph hereof.

        "Investments Common Stock" shall mean 640,255 shares of Common Stock, $0.10 par value per share, of Investments, which shares constitute 100% of the issued and outstanding shares of the capital stock of Investments.

        "Landlord" shall mean, upon the consummation of the Merger, each of the Real Estate Partnerships as lessor under the New Leases. The Real Estate Partnerships shown on Exhibit D hereto under Pool 1 shall collectively be the
                      ---------
Landlord under the Pool 1 Lease, and the Real Estate Partnerships shown on Exhibit D hereto under Pool 2 shall collectively be the Landlord under the Pool
---------
2 Lease.

        "Land" shall have the meaning given such term in Recital A hereof.

        "Laureate" shall have the meaning given such term in Recital C hereof.

        "Laureate Corporations" has the meaning given to such term in Recital A above.

        "Laureate Common Stock" shall mean the total of all Group Common Stock, Investments Common Stock and Laureate Properties Common Stock.

        "Laureate Financial Statements" shall mean the audited combined financial statements of Laureate and certain affiliated entities, which include the Laureate Corporations, the Real Estate Partnerships and the Existing Operating Partnerships for the two fiscal years ended December 31, 1996 and the unaudited financial statements for the period ended June 30, 1997.

        "Laureate Properties" shall have the meaning given such term in the first paragraph hereof.

        "Laureate Properties Common Stock" shall mean 5,000 shares of Common Stock, no par value per share, of Laureate Properties, which shares constitute 100% of the issued and outstanding shares of the capital stock of Laureate Properties.

        "Laws" means all federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements, including, without limitation: Wis. Stat. Ch. 50, Wis. Admin. Code Chs. HFS 83 and 89, Minn. Stat. Ch. 144A, Minn. R. Chs. 4655 and 4658, and any other federal, state or local law or regulation relating to the licensing, registration, certification and operation of nursing homes, community-based residential facilities, and/or independent living facilities; the federal anti-kickback statute (42 U.S.C.(S)1320a-7), the Ethics in Patient Referral Act (42 U.S.C. (S)1395 nn), and any state law counterparts thereof; and all laws relating to the environment, health and safety, or handicapped persons, where the failure to abide by the same would have a material adverse effect on NHP, the NHP Subsidiaries, Laureate, Tenants, the Surviving Operating Companies or the Property or the operation or use thereof.

        "Lease Guaranty" shall mean guaranties of Tenant's obligations as lessee under the New Leases executed by the Surviving Operating Companies in favor of Landlord in form and substance as set forth in Exhibit J attached hereto;
                                               ---------
provided however, the Pool 1 Entity shall not guaranty the Pool 2 Lease and the
----------------
Pool 2 Entity shall not guaranty the Pool 1 Lease.

        "Letter of Credit" shall have the meaning given to such term in the Letter of Credit Agreement.

        "Letter of Credit Agreement" shall mean one or more Letter of Credit Agreements in form and substance as attached as an exhibit to the New Leases.

        "Memorandum of Lease" shall mean a memorandum or memoranda of the New Leases in form and substance as set forth in Exhibit L attached hereto to be
                                             ---------
recorded in the official records of each county in which a Parcel is located.

        "Merger" shall mean the merger of Investments with and into QRS 1, with QRS 1 surviving, and the merger of Laureate Properties with and into QRS 2, with QRS 2 surviving.

        "Merger Agreements" shall mean those certain Agreements and Plans of Merger filed with the Wisconsin Department of Financial Institutions and the Delaware Secretary of State to endorse the consummation of the merger transactions described in this Agreement, substantially in the form of Exhibit T
                                                                       ---------
attached hereto.

        "Merger Cash Price" shall mean a sum not to exceed Fifteen Million Dollars ($15,000,000) as determined by Investments and Laureate Properties pursuant to written notice delivered to NHP not less than five (5) business days prior to the Condition Satisfaction Date.

        "Merger Price" shall mean a sum equal to Seventy-Nine Million Six Hundred Forty-six Thousand Dollars ($79,646,000).

        "New Leases" shall mean, collectively, the Pool 1 Lease and the Pool 2 Lease.

        "NHP" shall have the meaning given such term in the first paragraph hereof.

        "NHP Stock" shall mean shares of Common Stock, $0.10 par value per share, of NHP.

        "NHP Stock Value" shall mean the average of the closing market price of NHP Stock on the New York Stock Exchange for the thirty (30) trading days immediately preceding the Condition Satisfaction Date. Notwithstanding anything contained herein, NHP Stock Value shall not be less than $21.50 per share nor greater than $24.00 per share.

        "NHP Subsidiaries" means, collectively, QRS 1 and QRS 2.

        "Operating Summaries" shall mean the internally generated operating summaries and management reports of the Laureate Corporations, Real Estate Partnerships and Existing Operating Partnerships, as described in Exhibit F.
                                                                  ---------

        "Other Operating Entity" shall mean Laureate Services LLC, a Wisconsin limited liability company whose only members are the Shareholders, formed for the purpose of undertaking, during the period following the Effective Time, therapy, home care, child care and specialty home services to residents of the Healthcare Facilities and others, daycare services to employees and design services to other Affiliates of the Shareholders.

        "Parcel" shall have the meaning given such term in Recital A hereof.

        "Partnership Cash Price" shall mean a sum equal to (a) Sixteen Million Three Hundred Fifty-four Thousand Dollars ($16,354,000), minus (b) the principal amount of the Continuing Debt--Library Square at the Effective Time, and (c) minus the principal amount of the Existing Encumbrances--SevenOaks at the Effective Time.

        "Permits" means all permits and licenses including, without limitation, licenses, certificates, permits, approvals, agreements and authorizations as are beneficial or required to own and operate the Property for the current and intended use and the uses permitted under the New Leases and all provider agreements in connection with such use, including, without limitation, healthcare provider permits and agreements, access approvals, certificates of need, third party payor agreements, Medicare and Medicaid certifications and approvals, entitlements and other governmental and quasi-governmental authorizations including, without limitation, certificates of occupancy, required in connection with the ownership, planning, development, construction, use, operation or maintenance of the Property for the purposes of the applicable type of Healthcare Facility licensed in the States in which each Parcel is located and certified for participation in Medicare and Medicaid (or any successor) program as otherwise required under all local, state and federal laws. As used herein, "quasi-governmental" shall include the providers of all utilities services to the Property.

        "Permitted Exceptions" shall mean those title exceptions or defects which have been approved in writing by NHP, the approval of which shall not be unreasonably withheld and the disapproval of which must be based upon any such title exception or defect having a material adverse affect on the value, use or operation of the Property to which it relates, and, with respect to the Land and Improvements, the Continuing Debt and the Existing Encumbrances which will be assumed pursuant to Section 3.3(a)(i) below and those exceptions or defects which NHP has approved in writing to appear as exceptions on the

Title Policy, all as set forth in Section 3.2(b) below. Notwithstanding the foregoing, in no event shall liens for unpaid federal or state income taxes be Permitted Exceptions.

        "Personal Property" shall mean all Intangible Property and all furnishings, equipment, tools, machinery, fixtures, appliances and all other tangible personal property, other than the Fixtures, now or as of the Effective Time located on or about the Land or Improvements or used in connection with the operation thereof which is owned by the applicable Real Estate Partnership or Existing Operating Partnerships.

        "Pledged Stock" means NHP stock pledged as part or all of the Security Deposit pursuant to the Pledge Agreement.

        "Pledge Agreement" means collectively those certain Stock Pledge Agreements to be executed pursuant to the terms of this Agreement with respect to the Security Deposit under each of the New Leases in substantially the form attached hereto as Exhibit K.
                   ---------

        "Pool 1" has the meaning given to such term in Recital B above.

        "Pool 1 Lease" means that certain Lease and Security Agreement to be executed pursuant to the terms of this Agreement in substantially the form attached hereto as Exhibit M, to include (a) legal descriptions and Permitted
                   ---------
Exceptions as approved by NHP pursuant to Section 3.2(b) below; (b) Schedule 1 thereto based on Exhibit I and on Exhibit X hereto and the Adjusted Closing
                 ---------        ---------
Balance Sheet; and (c) Schedule 3 thereto based on the Existing Encumbrances which NHP does not elect to prepay pursuant to Section 3.3(a)(i) below. In addition, upon NHP's approval in the reasonable exercise of its discretion prior to the Condition Satisfaction Date of the creditworthiness of Aurora Health Systems and Waukesha Health Systems, the Pool 1 Lease shall be amended to add such entities as Pre-Qualified Entities in Section 22.3 thereof.

        "Pool 1 Entity" means Laureate Health Care LLC, a Wisconsin limited liability company, formed with the Shareholders as the sole members.

        "Pool 2" has the meaning given to such term in Recital B hereof.

        "Pool 2 Lease" means that certain Lease and Security Agreement to be executed pursuant to the terms of this Agreement in substantially the form attached hereto as Exhibit N, to include (a) legal descriptions and Permitted
                   ---------
Exceptions as approved by NHP pursuant to Section 3.2(b) below; (b) Schedule 1 thereto based on Exhibit I and on Exhibit X hereto and the Adjusted Closing
                 ---------        ---------
Balance Sheet; and (c) Schedule 3 thereto based on the Existing Encumbrances which NHP does not elect to prepay pursuant to Section 3.3(a)(i) below.

        "Pool 2 Entity" means Laureate Housing LLC, a Wisconsin limited liability company, formed with the Shareholders as the sole members.

        "Preliminary Closing Balance Sheet" has the meaning given to such term in Section 4.2(b) hereof.

        "Property" means, collectively, the Land and all rights, titles, and appurtenant interests, the Improvements, the Fixtures, the Personal Property and the Intangible Property. As used in the foregoing, "appurtenant interests" shall mean those interests which pass by operation of law with the conveyance of the fee simple estate in the Land and Improvements.

        "PTR" shall have the meaning given to such term in Section 3.2(b)(i) below.

        "QRS 1" shall mean a qualified REIT subsidiary (as defined in Section 856(i) of the Code) of NHP incorporated in the State of Delaware.

        "QRS 2" shall mean a qualified REIT subsidiary (as defined in Section 856(i) of the Code) of NHP incorporated in the State of Delaware.

        "Real Property" shall mean the Land, the Improvements and the Fixtures.

        "Real Estate Partnerships" has the meaning given to such term in Recital A above.

        "Registration Rights Agreement" means that certain Registration Rights Agreement to be executed pursuant to the terms of this Agreement in substantially the form attached hereto as Exhibit R.
                                          ---------

        "Second Surviving Corporation" shall have the meaning given to such term in Section 2.1(b).

        "Security Deposit" shall mean an aggregate amount equal to Four Million Three Hundred Fifty Thousand Dollars ($4,350,000) to be held by NHP as additional security for performance by the Tenants under the New Leases. The amount of the Security Deposit is subject to adjustment after the Effective Time as set forth in the New Leases. The Security Deposit may, at Tenant's election, be provided entirely in cash or entirely in the form of Pledged Stock or entirely in the form of a Letter of Credit, or any combination thereof. A portion of certain reserves to be held by the Real Estate Partnerships may be credited against the Security Deposit as provided in Section 11 of the New Leases.

        "Shareholders" shall mean the holders of all of the shares of Investments Common Stock and Laureate Properties Common Stock, as set forth on

Exhibit A.
---------

        "Subdivision Map Act" shall mean Wisconsin Statutes Chapter 236, Minnesota Statutes Section 462.358, and any state, county and local laws, ordinances, regulations and rules adopted pursuant thereto or in connection therewith.

        "Surviving Operating Companies" shall mean the Pool 1 Entity, the Pool 2 Entity, the Other Operating Entity and Group.

        "Taxes" has the meaning set forth in Section 5.1(o) below.

        "Tax Returns" has the meaning set forth in Section 5.1(o) below.

        "Tenants" shall mean, collectively, the lessees as set forth in the New Leases.

        "Title Company" shall mean the underwriter of the Title Policy and shall be Fidelity National Title Insurance Company, whose address is 2510 Redhill Avenue, Suite 100, Santa Ana, California 92705.

        "Title Policy" shall mean an ALTA Extended Coverage Owner's Policy of Title Insurance (1970 Form B without modification), together with such endorsements thereto as are reasonably requested by NHP, with liability in the amount of Ninety Six Million Dollars ($96,000,000), dated as of the Effective Time, issued by the Title Company, insuring title to the fee interest in the Real Property in each of the applicable Real Estate Partnerships, subject only to the Permitted Exceptions and to the standard printed exceptions included in the ALTA standard form owner's extended coverage policy of title insurance. The Title Policy shall also include such endorsements and evidence of reinsurance as required by NHP pursuant to Section 3.2(b) below. The Title Policy will include an undertaking by the Title Company in form and substance reasonably acceptable to NHP guaranteeing to NHP that the Title Company will stand behind the actions of its agent which issued the PTR.

        "Warranties" shall mean all warranties, representations and guaranties with respect to the Property, whether express or implied, which Investments or Properties now hold or under which they are the beneficiary, including, without limitation, all of the representations, warranties and guaranties given and/or assigned to the Tenants under the New Leases and the acquisition documents, listed in Exhibit P attached hereto.
          ---------

        "Written Authorization to Close" shall mean a letter to the Title Company, in the form of Exhibit Q, executed by NHP and Investments and
                        ---------
Properties, directing the Title Company to comply with the instructions in the Closing Procedure Letter.


                                   ARTICLE II
                              MERGER AND PURCHASE

        2.1 Agreement to Merge and Purchase.  On the terms and conditions set
            -------------------------------
forth in this Agreement, Investments, Laureate Properties and NHP hereby agree as follows, all of which are to occur simultaneously at the Effective Time:

            (a) The limited partnership interests of the Shareholders in the Real Estate Partnerships known as "LBS Limited Partnership" and "Seven Oaks II Limited

  Partnership" will be purchased, for a total price equal to the Partnership Cash Price. The limited partnership interest in Seven Oaks II Limited Partnership will be purchased by QRS 2 and the limited partnership interest in LBS Limited Partnership will be purchased by QRS 1.

            (b) Investments will be merged with and into QRS 1, with QRS 1 surviving (the "First Surviving Corporation"). Laureate Properties will be merged with and into QRS 2, with QRS 2 surviving (the "Second Surviving Corporation"). The consideration for the Merger will consist of NHP Stock and the Merger Cash Price.

        2.2 Conditions Precedent and Events Prepatory to Merger and Purchase.
            ----------------------------------------------------------------

            (a) The following shall be conditions precedent to NHP's obligations under this Agreement, which conditions must be satisfied or waived prior to, or on, the Condition Satisfaction Date:

                (i) Laureate and the Shareholders shall cause the Pool 1 Entity, the Pool 2 Entity, the Other Operating Entity and another entity to be formed and the Existing Operating Partnerships to be converted into limited liability companies, and such entities shall apply for and obtain all necessary licenses, registrations, permits, approvals, and where applicable, federal provider certification, as may be beneficial or required for the operation of the Healthcare Facilities. The limited partnership interests in the Existing Operating Partnerships and certain other assets will be contributed by Investments to the Surviving Operating Companies and such other entity in exchange for interests in such entities and such interests will then be distributed to the Shareholders in a taxable transaction.

                (ii) To the extent that Investments or Laureate Properties currently participate in the Medicare or Medicaid programs, prior to the Effective Time it shall cause its Medicare and Medicaid provider agreements to terminate.

                (iii) Subject to Section 3.12(b) below, the minority limited partner interests owned by Investors Associated in the Real Estate Partnership known as The Arboretum I Limited Partnership will be purchased by Investments and the partnership agreement and certificate of limited partnership with respect to The Arboretum I Limited Partnership will be amended to substantially conform to the partnership agreements and certificates of limited partnership of the Real Estate Partnerships.

                (iv) All intercompany indebtedness of Laureate or any Affiliate to or from Investments and Laureate Properties and the Real Estate Partnerships shall be repaid or otherwise satisfied.

                (v) The Real Estate Partnerships and the Existing Operating Partnerships will terminate the Existing Leases effective as of the Effective Time.

                (vi)   The contingencies and conditions specified in Sections
        3.2 and 3.5 shall have been satisfied.

                (vii) Laureate shall have delivered all documents and items which it is required to deliver to either the Title Company or Closing Conference, as applicable, pursuant to Sections 3.3(a) and 3.4(a).

                (viii) Ownership of the Personal Property and certain other assets and liabilities listed shall be transferred from the Real Estate Partnerships to the Tenants, such that as of the Condition Satisfaction Date the only assets owned by the Real Estate Partnerships shall be the Properties and cash and funds held in escrow for replacement reserves, payment of property taxes and the payment of hazard and mortgage insurance premiums, and the only liabilities of the Real Estate Partnerships shall be the Continuing Debt, the Existing Encumbrances and appropriate accruals related thereto and accrued property taxes (to the extent of the amount held in escrow for such property taxes (determined on a per Property basis)).

                (ix) Ownership of all assets and liabilities other than the partnership interests in the Real Estate Partnerships shall be transferred from Investments and Laureate Properties to the Surviving Operating Companies, such that as of the Condition Satisfaction Date the only assets owned by Investments and Laureate Properties shall be cash and the partnership interests in the Real Estate Partnerships and Investments and Laureate Properties shall have no liabilities other than certain accrued liabilities with respect to the Continuing Debt and the Existing Encumbrances as well as certain overdraft liabilities. The accrued liability for real estate taxes and interest on Continuing Debt shall be paid by the Tenants under the New Leases or from escrows or reserves established for such purposes. The accrued liability under the Existing Encumbrances and overdrafts shall be prorated or adjusted pursuant to Section 4.2 below.

            (b) The following shall be conditions precedent to Investments' and Laureate Properties' obligations under this Agreement, which conditions must be satisfied or waived prior to, or on, the Condition Satisfaction Date:

                (i) NHP shall incorporate QRS 1 and QRS 2. Neither QRS 1 nor QRS 2 shall have adopted a corporate name including the name "Laureate" or any variation thereof.

                (ii) NHP shall have delivered all documents and items which it is required to deliver to either the Title Company or Closing Conference, as applicable, pursuant to Sections 3.3(b) and 3.4(b).

            (c) The following shall be a condition precedent to all parties obligations under this Agreement, which condition must be satisfied or waived prior to, or on, the Condition Satisfaction Date:

                (i) Laureate and NHP shall have jointly delivered all documents and items which they are required to deliver pursuant to Sections 3.4(c) and 3.4(d).

        2.3 Purchase; Merger; New Leases.
            -----------------------------

            (a) At the Effective Time, and subject to the satisfaction of the conditions precedent set forth in Section 2.2 above and such other conditions precedent set forth elsewhere in this Agreement, and subject to the terms and conditions of this Agreement, the purchase of the limited partner interests of the Shareholders set forth in Section 2.1(a) above shall occur.

            (b) At the Effective Time, and subject to the satisfaction of the conditions precedent set forth in Section 2.2 above and such other conditions precedent set forth elsewhere in this Agreement, and subject to the terms and conditions of this Agreement, the Merger shall occur.

            (c) At the Effective Time, and subject to the satisfaction of the conditions precedent set forth in Section 2.2 above and such other conditions precedent set forth elsewhere in this Agreement, and subject to the terms and conditions of this Agreement, the Real Estate Partnerships shall cause the Property to be leased to the applicable Tenants pursuant to the New Leases.

        2.4 Consideration.
            -------------

            (a) In consideration of the Merger and in reliance on the representations, warranties and other terms and conditions of this Agreement, NHP agrees that following the Effective Time, subject to Sections 2.14 and 3.7, it shall issue to the Shareholders, NHP Stock and the Merger Cash Price having an aggregate value equal to the Equity Value, calculated and allocated pursuant to Section 2.5.

            (b) In consideration of the purchase of the limited partnership interests of the Shareholders pursuant to Section 2.1(a) above and in reliance on the representations, warranties and other terms and conditions of this Agreement, NHP agrees that following the Effective Time it shall pay to the Shareholders cash in the amount of the Partnership Cash Price, calculated and allocated pursuant to Section 2.5.

        2.5  Calculation of NHP Stock and Cash to Shareholders.  The amount of
             -------------------------------------------------
NHP Stock, Merger Cash Price and Partnership Cash Price to be distributed to the Shareholders following the Effective Time shall be calculated as follows:

            (a) The Equity Value and the Partnership Cash Price shall be calculated.

            (b) The Equity Value shall be allocated between the Laureate Properties Common Stock and the Investments Common Stock pursuant to a schedule (the "Equity Value Schedule") prepared by Laureate and reviewed and approved by NHP.

            (c) The Equity Value allocated pursuant to Section 2.5(b) shall be divided by the total number of shares of Laureate Properties Common Stock and Investments Common Stock, respectively, to determine the Equity Value per share of Laureate Properties Common Stock and Investments Common Stock.

            (d) NHP, Investments and Laureate Properties shall mutually agree on the calculation of the NHP Stock Value.

            (e) On or prior to the Condition Satisfaction Date, Laureate shall furnish to NHP a schedule (the "Allocation Schedule"), signed by each Shareholder, that will reflect as of the Condition Satisfaction Date with respect to Investments and Laureate Properties: (i) an updated list of all Shareholders; (ii) the number of shares in each such corporation owned by each Shareholder; (iii) each Shareholder's election to receive NHP Stock and/or the Merger Cash Price with respect to the shares owned by such Shareholder and the amount of NHP Stock (rounded up or down to the nearest number based on the NHP Stock Value) and/or Merger Cash Price to be received by such Shareholder resulting from such election based on the share ownership of each such Shareholder; and (iv) the allocation to each Shareholder of the Partnership Cash Price. Notwithstanding anything contained herein, in no event will the aggregate amount of cash allocated to all Shareholders exceed the sum of the Merger Cash Price and Partnership Cash Price.

            (f) NHP shall review and approve the Allocation Schedule.

            (g) Upon consummation of the Merger pursuant to Section 2.7 below, the shares of Investments Common Stock and Laureate Properties Common Stock shall be converted into the right to receive NHP Stock and/or the Merger Cash Price as allocated pursuant to Section 2.5(e).

            (h) Upon consummation of the Merger pursuant to Section 2.7, each Shareholder shall be entitled to receive on account of the acquisition of his or her interest in certain limited partnerships as provided in Section 2.1(a) above his or her allocated share of the Partnership Cash Price as determined pursuant to Section 2.5(e).

        2.6  NHP Stock Subject to Registration Rights Agreement.
             --------------------------------------------------
Notwithstanding anything contained herein, any NHP Stock issued or distributed to the Shareholders pursuant to this Agreement shall be subject to the Registration Rights Agreement.

        2.7 Effective Time of the Merger.  Upon satisfaction of all terms and
            ----------------------------
conditions (other than conditions subsequent) set forth in this Agreement, the Merger shall be consummated by filing with the Delaware Secretary of State and the Wisconsin Department of Financial Institutions the Articles of Merger, Certificate of Merger and the Merger Agreements, as applicable, and the Merger shall become effective at the Effective Time.

        2.8 Effect of the Merger.
            --------------------

            (a) Investments and QRS 1.  At the Effective Time, the separate
                ---------------------
  existence of Investments shall cease and the First Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all of the restrictions, disabilities and duties of QRS 1 and Investments; and all and singular, the rights, privileges, powers and franchises of QRS 1 and Investments, and all property, real, personal and mixed and all debts due to either of QRS 1 or Investments, on whatever account, as well as for stock subscriptions and all other things in action or belonging to either QRS 1 or Investments, shall be vested in the First Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest of either of them shall be thereafter as effectually the property of the First Surviving Corporation as they were of QRS 1 or Investments, and the title to any real estate vested by deed or otherwise in either of QRS 1 or Investments, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of QRS 1 or Investments shall be preserved unimpaired, and all debts, liabilities and duties of QRS 1 and Investments shall thenceforth attach to the First Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

            (b) Laureate Properties and QRS 2.  At the Effective Time, the
                -----------------------------
  separate existence of Laureate Properties shall cease and the Second Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all of the restrictions, disabilities and duties of QRS 2 and Laureate Properties; and all and singular, the rights, privileges, powers and franchises of QRS 2 and Laureate Properties, and all property, real, personal and mixed and all debts due to either of QRS 2 or Laureate Properties, on whatever account, as well as for stock subscriptions and all other things in action or belonging to either QRS 2 or Laureate Properties, shall be vested in the Second Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest of either of them shall be thereafter as effectually the property of the Second Surviving Corporation as they were of QRS 2 or Laureate Properties, and the title to any real estate vested by deed or otherwise in either of QRS 2 or Laureate Properties, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of QRS 2 or Laureate Properties shall be preserved unimpaired, and all debts, liabilities and duties of QRS 2 and Laureate Properties shall thenceforth attach to the Second Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

        2.9 Certificates of Incorporation.
            -----------------------------

            (a) QRS 1.  Except as provided herein, the Certificate of
                -----
  Incorporation of QRS 1, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the First Surviving Corporation until thereafter amended in accordance with applicable law.

            (b) QRS 2.  Except as provided herein, the Certificate of
                -----
  Incorporation of QRS 2, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Second Surviving Corporation until thereafter amended in accordance with applicable law.

        2.10  Bylaws.  The Bylaws of QRS 1, as in effect immediately prior to
              ------
the Effective Time, shall be the Bylaws of the First Surviving Corporation until thereafter amended in accordance with applicable law. The Bylaws of QRS 2, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Second Surviving Corporation until thereafter amended in accordance with applicable law.

        2.11  Directors.  At the Effective Time, the directors of QRS 1 and QRS
              ---------
2 immediately prior to the Effective Time shall continue to be the directors of the First Surviving Corporation and the Second Surviving Corporation, respectively, until their successors are elected and qualified.

        2.12  Officers.  At the Effective Time, the executive officers of QRS 1
              --------
and QRS 2 immediately prior to the Effective Time shall continue to be the executive officers of the First Surviving Corporation and the Second Surviving Corporation, respectively, until their successors are elected or appointed and qualified.

        2.13  Conversion of Shares.  At the Effective Time, by virtue of the
              --------------------
Merger and without any action on the part of any Shareholder, each share of Investments Common Stock and Laureate Properties Common Stock shall cease to be outstanding and shall be converted into the right to receive a number of shares of NHP Stock and the Merger Cash Price, as provided for in Sections 2.4 and 2.5.

        2.14  Exchange of Shares.  Following the Effective Time of the Merger,
              ------------------
as provided for in Section 3.7, upon surrender by the Shareholders of the certificates representing the Investments Common Stock and the Laureate Properties Common Stock, NHP shall cause to be promptly issued to the Shareholders certificates representing the shares of NHP Stock, pursuant to Sections 2.4 and 2.5. Each such certificate will be stamped or imprinted with a legend in substantially the following form:

            "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE DISTRIBUTED, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OFFERED UNLESS THERE IS IN EFFECT A REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION INDICATING THAT SUCH DISTRIBUTION, SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OFFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND LAWS.

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO RESTRICTIONS ON RESALE CONTAINED IN THAT CERTAIN INVESTOR REPRESENTATION LETTER, DATED AS OF _________________, A COPY OF WHICH IS AVAILABLE WITH THE ASSISTANT SECRETARY OF THE ISSUER."

        2.15  Removal of Legend.  Upon receipt of an opinion of counsel,
              -----------------
reasonably satisfactory to NHP, indicating that the legend described in Section
2.14 is no longer necessary under applicable federal and state securities laws, NHP agrees to instruct the transfer agent holding any certificate imprinted with such a legend to disregard the legend and/or to promptly remove the legend from the certificates.


                                  ARTICLE III
                             CLOSING AND CONDITIONS

        3.1 Closing Conference.  The Closing Conference shall take place on or
            ------------------
before the Condition Satisfaction Date.

        3.2 Due Diligence Contingencies.  NHP's obligation to enter into the
            ---------------------------
transactions contemplated by this Agreement shall be subject to NHP's approval, deemed approval, pursuant to Section 3.8, or waiver of the following contingencies prior to the Condition Satisfaction Date and within the number of days noted, if any, for each specific contingency:

            (a) Pre-signing Contingencies.  Prior to the execution of this
                -------------------------
  Agreement, NHP has satisfied itself as to the following due diligence items:

                (i) the inspection of the Real Property with respect to the physical condition thereof by agents or contractors selected by NHP;

                (ii) such review of Laureate's records as to the Property, the Real Estate Partnerships and the Existing Operating Partnerships as NHP deemed advisable;

                (iii) approval by the Board of Directors of NHP of the transactions contemplated by this Agreement;

                (iv)   review and approval of the Tax Returns;

                (v) review and approval of the Laureate Corporation Financial Statements and Operating Summaries;

                (vi) review and approval of the two most recent MediCaid surveys and/or other governmental and/or regulatory agency reports including responses and follow-up correspondence;

                (vii) review and approval of the terms and conditions of the documentation evidencing the Continuing Debt and the Existing Encumbrances which are to be assumed pursuant to Section 3.3(a)(i);

                (viii) review and approval of the constituent documentation and entity records for the Laureate Corporations, the Real Estate Partnerships and the Existing Operating Partnerships;

                (ix) review and approval of all documentation and reports which NHP deemed necessary, and which satisfies NHP, in its sole and absolute discretion, that Investments and Laureate Properties have no taxable earnings and profits as of July 1, 1997, as of the date hereof and will have no taxable earnings and profits as of the Effective Time; and

                (x) subject to Section 3.2(i) below, and without relieving Investments and Laureate Properties from their representations and warranties set forth in Section 5.1(av) below, review and approval of all documentation and reports which NHP deemed necessary, in its sole and absolute discretion, regarding (i) the amount of built-in gain resulting from the subchapter S status of Investments and Laureate Properties, and (ii) the continuity of Investments and Laureate Properties status and qualification as S corporations pursuant to
        Section 1361 et seq of the Code.
                     ------

            (b)  Title.
                 -----

                (i) NHP has received from the Title Company a preliminary title report on each Property (excepting the portions thereof constituting Personal Property and Intangible Property) together with legible copies of some but not all documents relating to the title exceptions referred to in such title reports (such title reports and complete set of exception documents being herein referred to as the "PTR").

                (ii) Within ten (10) business days of the later of NHP's receipt of the PTR or the execution of this Agreement, NHP shall notify Laureate in writing of all disapproved title matters the disapproval of which shall be based only upon any such matter having a material adverse effect on the value or operation of the Property to which it relates, the title endorsements which NHP will require to be included in the Title Policy and such reinsurance requirements as are required by NHP, all determined in its reasonable discretion. All other title matters set forth in the PTR and all of the Title Company's standard printed exceptions to coverage shall constitute the "Permitted Exceptions."

                (iii) Within the time frame referenced in Section 3.2(b)(ii) above NHP shall notify Laureate of the legal description which it has approved for each of the Parcels.

                (iv) NHP shall receive at least two (2) business days prior to the Condition Satisfaction Date a pro forma of the Title Policy and an unconditional, irrevocable commitment from the Title Company to issue the Title Policy.

            (c) review and approval in the exercise of its reasonable discretions of an environmental assessment of the Real Property by a qualified environmental consultant selected by NHP, within ten (10) business days of receipt of same;

            (d) review and approval in the exercise of its reasonable discretion of an ALTA survey of each Property by a qualified surveyor selected by NHP, within ten (10) business days of receipt of same;

            (e) review and approval in the exercise of its reasonable discretion of evidence of compliance with all building codes, zoning ordinances and other governmental entitlements as necessary for the operation of the Property for the current and intended use, including without limitation, all Permits, within ten (10) business days of the execution of this Agreement;

            (f) review and approval in the exercise of its reasonable discretion, within ten (10) business days of receipt of the same, with respect to the Healthcare Facility known as Park Point Manor of Laureate's plan: (i) to correct any life safety code violations related to such Healthcare Facility; and

        (ii) to remediate any environmental contamination located on, under or about the Property related to such Healthcare Facility;

            (g) review and approval in the exercise of its reasonable discretion of the constituent documentation and membership of the Surviving Operating Companies, within five (5) business days of receipt of same;

            (h) review and approval in the exercise of its reasonable discretion of the terms and conditions of the documentation evidencing the assignment and assumption, and all necessary consents related thereto, of the Continuing Debt and the Existing Encumbrances which are to be assumed pursuant to Section 3.3(a)(i) as well as the changes, if any, to such terms and conditions which may be required by the holder, or any other interested party, of the Continuing Debt and such Existing Encumbrances with respect to the change in control of the Real Estate Partnerships upon the consummation of the transactions described in this Agreement; and

            (i) review and approval (within five (5) business days of NHP's receipt of the same) in the exercise of NHP's reasonable discretion of a schedule to be prepared by Investments and Laureate Properties describing the transactions and computing an estimate of the amounts of built-in gain and any Taxes to be imposed thereon arising out of certain transactions described in Section 2.2(a) above to be consummated by Investments and Properties prior to the Effective Date; and

            (j) NHP's review and approval in the reasonable exercise of its discretion within five (5) business days of its receipt of the form of management agreement or agreements to be entered into as of the Effective Time between Group as manager and the Tenants with respect to the Healthcare Facilities.

Notwithstanding anything contained herein, if an event, fact or circumstance occurs or arises prior to the Condition Satisfaction Date which would be reasonably likely to have a material adverse effect on the Property or on any of items set forth herein, NHP reserves the right to review and approve such material adverse change in the reasonable exercise of its discretion, including without limitation a material adverse change to any of the contingencies described in Section 3.2(a). NHP shall inform Laureate of its approval or disapproval of any such material adverse change within five (5) business days of NHP's actual knowledge of such material adverse change.

        3.3 Deliveries to Title Company.
            ---------------------------

            (a) Deliveries by Laureate. On or before the Condition Satisfaction Date, Investments and Laureate Properties shall deliver or cause to be delivered to Title Company:

                (i) payoff letters from the holders or claimants of, or with respect to, certain Existing Encumbrances specifically identified by NHP in writing to Laureate not less than twenty (20) days prior to the Condition Satisfaction Date. At its option NHP may elect not to pay off any or all of the Existing Encumbrances and may elect to cause the Real Estate Partnerships to assume the same upon the change in control which will occur with the consummation of the transactions set forth in this Agreement;

                (ii) such instruments, documents, payments, indemnities, releases and agreements as Title Company shall reasonably require in order to issue the Title Policy, including without limitation any recordable or other instrument reasonably required by the Title Company to evidence the termination of the leases between the Existing Operating Partnerships and the Real Estate Partnerships;

                (iii) any and all transfer declarations or disclosure documents, duly executed by the appropriate parties, required in connection with the transactions contemplated by this Agreement by any state, city or county agency having jurisdiction over the Property or the transactions contemplated hereby; and

                (iv) Investments' and Laureate Properties' share of any costs, fees and expenses, pursuant to this Agreement, in same day available funds.

            (b) Deliveries by NHP.  On or before the Effective Time NHP shall
                -----------------
  deliver or cause to be delivered to Title Company:

                (i) the Partnership Cash Price and the Merger Cash Price in same day available funds.

                (ii) such instruments, documents, payments, indemnities, releases and agreements as Title Company shall reasonably require in order to issue the Title Policy;

                (iii) NHP's share of any costs, fees and expenses, pursuant to this Agreement, including the premiums for issuance of the Title Policy, in same day available funds.

            (c) Closing Procedure Letter.  The deliveries to be made to Title
                ------------------------
  Company under this Section 3.3 shall be made in accordance with and subject to
                     -----------
  the Closing Procedure Letter.

        3.4 Deliveries to Parties at Closing Conference.  On or before the
            -------------------------------------------
Condition Satisfaction Date the following items are to be delivered at the Closing Conference:

            (a) Items To Be Delivered by Laureate.  Investments and Laureate
                ---------------------------------
  Properties shall deliver, or cause to be delivered, to NHP the following items, all of which shall be in form and substance reasonably acceptable to NHP, and each of which shall be executed by Laureate (or other appropriate party) and acknowledged by a notary public where applicable:

                (i) The Affirmation and Amendment of Transaction Guaranty;

                (ii)  The Lease Guaranty;

                (iii)  The Investor Representation Letters;

                (iv) Evidence reasonably satisfactory to NHP that the transactions described in Sections 2.2(a)(i), 2.2(a)(ii), 2.2(a)(iii), 2.2(a)(iv), 2.2(a)(v), 2.2(a)(viii) and 2.2(a)(ix) have occurred;

                (v) An assignment of the limited partnership interests by the Shareholders as contemplated by Section 2.1(a) above in the form attached hereto as Exhibit V;
                           ---------

                (vi) The Equity Value Schedule and the Allocation Schedule;

                (vii) The Security Deposit in same day funds (or at NHP's option as a credit against the Merger Price) or signed stock powers for Pledged Stock or Letter of Credit, as elected by Laureate, together with the Pledge Agreement if any portion of the Security Deposit consists of Pledged Stock and together with the Letter of Credit Agreement if any portion of the Security Deposit consists of a Letter of Credit;

                (viii) Any prorated rent under the New Leases for partial payment for the period after the Effective Time until the end of the calendar month in which the Effective Time occurs, together with one-half (1/2) of an amount equal to (A) the total of the Merger Cash Price plus the Partnership Cash Price, times (B) a daily cost of money equal to NHP's cost of funds in excess of the reinvestment rate earned by NHP for funds delivered on the Condition Satisfaction Date and not released hereunder on such date;

                (ix) Financing Statements and Fixture Filings with respect to the Personal Property and Fixtures, as applicable;

                (x) An opinion of Foley & Lardner, Laureate's counsel, dated as of the Condition Satisfaction Date, addressed to NHP, substantially in the form of Exhibit Y;
                    ---------

                (xi) Agreements, consents and estoppels whereby the holders, credit enhancers, and/or trustees or the like, as applicable, of the Continuing Debt acknowledge and consent to the assumption (and/or consent to the change in control of the Real Estate Partnerships) of the Continuing Debt on terms and conditions reasonably acceptable to NHP and setting forth the amount outstanding under the Continuing Debt as of the Condition Satisfaction Date and all amounts which are due or accrued, including without limitation, interest, fees, expenses, prepayment, penalty, premium or other charges related thereto, prior to or on the Effective Time;

                (xii) Agreements, consents and estoppels whereby the holders, credit enhancers, and/or trustees or the like, as applicable, of the Existing Encumbrances not identified for payoff by NHP pursuant to
        Section 3.3(a)(i) above acknowledge and consent to the assumption (and/or consent to the change in control of the Real Estate Partnerships) of such Existing Encumbrances on terms and conditions reasonably acceptable to NHP and setting forth the amount outstanding under the Existing Encumbrances as of the Condition Satisfaction Date and all amounts which are due or accrued, including without limitation, interest, fees, expenses, prepayment, penalty, premium or other charges related thereto, prior to or on the Effective Time;

                (xiii) Certificates of casualty and fire insurance for each of the Properties as are required pursuant to the New Leases showing the applicable Landlord as an additional insured and loss payee thereunder, with appropriate provisions for prior notice to the applicable Landlord in the event of cancellation or termination of such policies;

                (xiv) Such evidence of the due execution, delivery and authorization of documents executed by Laureate or the Surviving Operating Companies in connection with this Agreement and the transactions contemplated hereunder as NHP may reasonably request;

                (xv) All health care Permits required for the intended use of the Healthcare Facilities following the Merger (or if such Permits will not be issued at the Effective Time, evidence reasonably satisfactory to NHP that such Permits will be issued within sixty (60) days after the Effective Time);

                (xvi) An updated schedule of built-in gain and Taxes imposed thereon pursuant to Section 5.1(av) below;

                (xvii) Subordination of all leases shown on Exhibit E and on
                                                            ---------
        Schedule 5.1(ac) under which an Affiliate of Laureate is the lessee, which subordinations shall be accomplished using subordination agreements in substantially the form attached as Exhibit AB hereto;
                                                         ----------

                (xviii) Copies of the executed management agreement or agreements described in Section 3.2(j) above;

                (xix) Instructions to the depository institutions holding bank accounts of Investments, Laureate Properties and the Real Estate Partnerships having positive cash balances at the Condition Satisfaction Date to transfer such balances per the order of NHP; and

                (xx) Such other documents, instruments and items as NHP may reasonably request.

            (b) Items To Be Delivered by NHP.  NHP shall deliver to Laureate the
                ----------------------------
  following items, all of which shall be in form and substance reasonably acceptable to Laureate, and each of which shall be executed by NHP (or other appropriate party) and acknowledged by a notary public where applicable:

                (i) An opinion of O'Melveny & Myers LLP, NHP's counsel, dated as of the Condition Satisfaction Date, addressed to Laureate, substantially in the form of Exhibit Z-1;
                       -----------

                (ii) An opinion of Faegre & Benson LLP, also NHP's counsel, dated as of the Condition Satisfaction Date, addressed to Laureate, substantially in the form of Exhibit Z-2;
                                     -----------

                (iii) Such evidence of the due execution, delivery and authorization of documents executed by NHP in connection with this Agreement and the transactions contemplated hereunder as Laureate may reasonably request; and

                (iv) Such other documents, instruments and other items as Laureate may reasonably request.

            (c) Items To Be Delivered by Both NHP and Laureate.  NHP and
                ----------------------------------------------
  Laureate shall jointly deliver or cause to be delivered, the following:

                (i) All notices of change of ownership or other similar notices required by any governmental or quasi-governmental authority or agency having jurisdiction over the Property or any portion thereof or any activities occurring on the Property or deemed reasonably advisable by NHP;

                (ii)   The Articles of Merger;

                (iii)  The Certificate of Merger;

                (iv)   The Merger Agreements;

                (v)     The New Leases;

                (vi)    A Memorandum of Lease as to each of the New Leases;

                (vii)   The Registration Rights Agreement;

                (viii) All documentation necessary to evidence the assumption (and/or consent to change in control of the Real Estate Partnerships) of the Continuing Debt and of the Existing Encumbrances not identified for payoff by NHP pursuant to Section 3.3(a)(i) .

            (d) Written Authorization to Close.  Upon receipt of the items
                ------------------------------
  described in this Section 3.4, upon compliance with the other terms and
                    -----------
  conditions of this Agreement, immediately following the Effective Time, Investments, Laureate Properties and NHP shall execute and deliver to Title Company the Written Authorization to Close. The parties shall use their commercially reasonable best efforts to cause the Effective Time to occur within one (1) business day after the Condition Satisfaction Date.

        3.5 Additional Conditions.
            ---------------------

            (a) Mutual Conditions.  In addition to the conditions provided in
                -----------------
  other provisions of this Agreement, each party's obligation to perform its undertakings provided in this Agreement is conditioned upon the following:

                (i) Performance by Other Party. The due performance by the other party of each and every material undertaking and agreement to be performed by it hereunder (including the delivery by such other party of the items specified in Sections 3.3 and 3.4 above).
                               ------------     ---

                (ii) Representations and Warranties. Each representation and warranty made by the other party in this Agreement shall be true and correct in all material respects on the date hereof and at all times up to and including the Condition Satisfaction Date and the Effective Time.

                (iii) No Bankruptcy or Dissolution. None of the following shall have been done by, against or with respect to any Shareholder, NHP, Laureate (or any Affiliate of any of them, including without limitation the NHP Subsidiaries or the Surviving Operating Companies), or any person or entity as to which any of the same or their principals have effective management control: (A) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (B) the appointment of a trustee or receiver of any property interest; (C) an assignment for the benefit of creditors; (D) an attachment, execution or other judicial seizure of a substantial property interest;

    (E) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (F) a dissolution or liquidation (other than as described in Sections 2.2(a)(i) and (iii)).

                (iv) No Material Adverse Change. There shall not have occurred any material adverse change in the financial condition or operations of the other party and, as to the obligations of NHP hereunder, to the value or operations of the Property.

                (v) No Litigation. There shall not have been filed or threatened in writing any litigation which may materially and adversely affect the ability of any party or their Affiliates to perform its obligations under this Agreement and which in any party's reasonable judgment (with advice of counsel), makes it inadvisable to proceed with the transactions contemplated by this Agreement, and as to the obligations of NHP hereunder, materially and adversely affect the value or operations of the Property.

            (b) Conditions to NHP's Performance.  In addition to the conditions
                -------------------------------
  provided elsewhere in this Agreement, NHP's obligation to perform its undertakings provided in this Agreement is conditioned upon the following:

                (i) No Damage. Between July 22, 1997 and the Condition Satisfaction Date, inclusive, no destruction of or damage or loss from any cause whatsoever, shall have occurred with respect to the Property which, according to NHP's reasonable estimate, would cost, in the aggregate, more than Two Million Dollars ($2,000,000) to repair, restore and replace or would cost more than One Million Dollars ($1,000,000) to repair, restore and replace with respect to any single Parcel, or would take longer than six (6) months to repair, restore and replace.

                (ii) No Taking. No taking, threatened taking (or consideration by a governmental authority of a taking) of any Parcel or any material portion thereof by eminent domain shall have occurred, except where the taking of such portion would not materially impair the current use or occupancy of the Parcel and would not have a material adverse effect on the value of the Improvements located thereon.

        3.6 Conditions Precedent.
            --------------------

            (a) The approval, deemed approval or waiver of all contingencies set forth in this Agreement in favor of NHP is a condition precedent to the Merger. NHP may approve or disapprove any or all of the documents, materials, items and matters identified in this Agreement as a condition precedent to its obligations, in its reasonable discretion or, if expressly so stated herein, in its sole and absolute discretion. If NHP timely and reasonably disapproves any contingency to its obligations hereunder as set forth in this Agreement, this Agreement shall be terminated, unless within ten (10) business days after Laureate receives from NHP written notice of such disapproval Laureate either satisfies such contingency or agrees to satisfy such contingency prior to the Condition Satisfaction Date. In the event this Agreement is terminated pursuant to this
  Section 3.6, the Cost Advance shall be returned to Laureate minus all out-of-pocket expenses, including without limitation legal costs and expenses, incurred by NHP in connection with this Agreement and the transactions contemplated herein.

            (b) The approval, deemed approval or waiver of all contingencies set forth in this Agreement in favor of Laureate is a condition precedent to the Merger. Laureate may approve or disapprove any or all of the documents, materials, items and matters identified in this Agreement as a condition precedent to its obligations, in its reasonable discretion. If Laureate timely and reasonably disapproves any contingency to its obligations hereunder set forth in this Agreement, this Agreement shall be terminated, unless within ten (10) business days after NHP receives from Laureate written notice of such disapproval NHP either satisfies such contingency or agrees to satisfy such contingency prior to the Condition Satisfaction Date.

        3.7 Conditions Subsequent.  (a) Within three (3) business days following
            ---------------------
the Effective Time of the Merger, upon surrender by the Shareholders of the certificates representing the Investments Common Stock and the Laureate Properties Common Stock, NHP shall deliver to the Shareholders certificates representing NHP Stock, as provided for in Sections 2.5 and 2.14 above; and (b) as soon as possible following the Effective Time, but in no event later than the next business day after the Effective Time the Title Company shall disburse funds as provided for in the Closing Procedure Letter.

        3.8 Condition Subsequent Regarding Final Cost Reports.  Laureate shall
            -------------------------------------------------
cause final cost reports (if required by applicable regulations) to be prepared and filed for either of Investments or Laureate Properties which participated in the Medicare or Medicaid programs prior to the Effective Time, and Laureate shall be solely responsible for the costs associated with the preparation of such reports and for any adjustments or overpayment liabilities resulting therefrom. Failure of this condition subsequent to occur within a reasonable time after the Effective Time shall be deemed a default by Investments and Laureate Properties hereunder.

        3.9 Deemed Approval.  The failure by NHP, or Investments and Laureate
            ---------------
Properties, to disapprove in writing any of the documents, materials, items or matters referred to in this Article III as a condition precedent for the benefit of NHP or Investments and Laureate Properties, as applicable, prior to the dates specified for approval or the Condition Satisfaction Date, as the case may be, shall be deemed approval by NHP, or Investments and Laureate Properties, as applicable, of such documents, materials, items or matters as to which such notice of disapproval has not been given.

        3.10  Waiver of Conditions.  Any party may at any time or times, in its
              --------------------
sole discretion, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such party. No waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach, warranty or representation by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of such default or as a modification of this Agreement nor shall any such failure or delay prevent the exercise of any right by the nonbreaching party while the default continues. Without limiting the generality of the foregoing, in the event that for any reason any item required to be delivered to any person hereunder shall not be delivered when required, then the party obligated to make such delivery shall nevertheless remain obligated to deliver the same to the party entitled to receive such delivery provided the other party delivers a written request for such delivery within six (6) months following the Condition Satisfaction Date and nothing (including the closing of the transaction hereunder) shall be deemed a waiver by the party entitled to receive such delivery of any such requirement, except an express written waiver or a failure to make such request within the foregoing time period.

        3.11  Outside Date.  In the event that for any reason the conditions
              ------------
precedent to the effectiveness of the transactions contemplated hereby shall not have occurred on or before the Condition Satisfaction Date, either party hereto may extend the Condition Satisfaction Date to October 15, 1997, by delivering written notice of such election to the other party. In the event that for any reason such conditions precedent have not been satisfied on or before October 31, 1997, then (unless NHP or Laureate, as applicable, commences an action to specifically enforce this Agreement within 30 days thereafter) either party may at any time after the Condition Satisfaction Date, by written notice to the other party, terminate this Agreement and the obligations of the parties hereunder; provided, however, that such termination shall not release any party
           --------  -------
from liability for any breach of this Agreement occurring prior to such termination.

        3.12  Cost Advance.  NHP hereby acknowledges receipt of the Cost
              ------------
Advance. Concurrently with the Effective Time, the Cost Advance shall be credited to Laureate's costs under Section 4.1(a)(vi) below. In the event this Agreement is terminated, the Cost Advance shall be treated as provided for in
Section 3.6 herein.

        3.13  Damage or Taking With Respect to Only One Property; the Arboretum
              -----------------------------------------------------------------
I Limited Partnership.
---------------------

            (a) Notwithstanding anything contained herein, should any event described in Section 3.5(b) occur affecting only one (1) Property, then
  Section 3.5(b)
  shall not serve as a condition precedent to NHP's obligations under this Agreement; provided however, that Laureate shall cause the general and limited
             ----------------
  partnership interests of the Real Estate Partnership owning such Property to be transferred to another entity, and as of the Condition Satisfaction Date, Investments and Laureate Properties shall not own any partnership interests in such Real Estate Partnership. In addition, should the events described in this Section occur, then the Merger Price shall be reduced by the amount allocated to the applicable Property as shown on Exhibit X, and the applicable
                                                   ---------
  New Lease shall be revised to reflect the removal of such Property.

            (b) Should the events described in Section 3.5(b) not occur with respect to any Property and should Investments fail to acquire the minority partnership interest in The Arboretum I Limited Partnership as provided for in
  Section 2.2(a)(iii), then the acquisition of such minority partnership interest shall not serve as a condition precedent to NHP's obligations under this Agreement and at the election of Laureate either of (i) or (ii) as follows shall apply:

                (i) If this Section 3.12(b)(i) applies, the Arboretum shall be deleted from the transactions described in this Agreement, in which event Laureate shall cause the transfer of any general and limited partnership interests of The Arboretum II Limited Partnership owned by Investments and/or Laureate Properties to be transferred to another entity, and as of the Condition Satisfaction Date Investments and Laureate Properties shall not own any partnership interests in The Arboretum II Limited Partnership. In addition, should this Section 3.12(b)(i) apply, then the Merger Price shall be reduced by the amount allocated to The Arboretum I Limited Partnership as shown on Exhibit X,
                                                                     ---------
        and the applicable New Lease shall be revised to reflect the removal of such Property; or

                (ii) If this Section 3.12(b)(ii) applies, only the general partnership interest in The Arboretum I Limited Partnership shall be included in the transactions described in this Agreement, in which event
        (A) the Merger Price shall be reduced by 35% of (x) the amount allocated to The Arboretum I Limited Partnership as shown on Exhibit X, minus (y)
                                                           ---------
        the net Continuing Debt with respect to The Arboretum as identified on

        Exhibit I and (B) NHP and Laureate shall enter into good faith
        ---------
        negotiations to make such reasonable amendments to the partnership documents for The Arboretum I Limited Partnership, to obtain such consents from the limited partnership therein and to resolve any legal issues arising out of any referral relationship between the parties in The Arboretum II Limited Partnership and the Healthcare Facility at The Arboretum, all as may be required to effectuate this alternative without additional liability or obligations being borne by NHP.

                (iii) If this Section 3.12(b) applies and Laureate has not elected between subparagraphs (i) and (ii) above by the Condition Satisfaction Date, then Laureate shall be deemed to have selected subparagraph (i).

        3.14  Certain Personal Property Issues.  The parties recognize that in
              --------------------------------
order to transfer certain items of Personal Property and to comply with certain closing conditions (including the granting of a security interest in Personal Property) set forth herein, Laureate must obtain certain approvals from the holders, credit enhancers, trustees and the like of the Continuing Debt and the Existing Encumbrances. If, despite good faith efforts to do so, Laureate has not received such approvals by the Condition Satisfaction Date, the parties shall enter into good faith negotiations to agree upon such revisions to this Agreement and the New Leases as are reasonably necessary or appropriate in order to place the Landlord in as close a position as reasonably practicable with respect to the Tenant Personal Property under the New Leases.

        3.15  Layton Terrace Lease Guarantee.  Investments and Laureate
              ------------------------------
Properties will use their commercially reasonable efforts to cause Investments to be released on or before the Condition Satisfaction Date from all liability of Investments arising under that certain Guaranty of Lease dated April 25, 1997 in favor of John W. Lynch and Daisy Lynch in connection with the Layton Terrace development in the City of Greenfield, Wisconsin. However, if such release is not forthcoming by said date, as a condition subsequent to the Merger Laureate shall continue to use its commercially reasonable efforts to obtain such release and shall indemnify and hold NHP, the NHP Subsidiaries and the Real Estate Partnerships harmless from any liability under the guaranty described in this
Section 3.15. The failure of Laureate to obtain such release on or before a date six (6) months from the Effective Time, or the failure of Laureate to honor the indemnity set forth in this Section 3.15 shall be deemed a default by Investments and Laureate Properties under this Agreement.


                                   ARTICLE IV
                              COSTS AND PRORATIONS

        4.1 Closing Costs.
            -------------

            (a) Laureate's Costs.  Investments and Laureate Properties shall pay
                ----------------
  or cause to be paid:

                (i) any and all broker's fees or similar fees claimed by any party employed by Laureate in connection with the transactions hereunder; provided, however, Laureate shall not be deemed to have
                   --------  -------
        employed any party by merely transmitting information regarding Laureate, the Property or related to the transactions contemplated hereunder or by executing any agreement to hold such information confidential;

                (ii) any and all state, municipal or other documentary, transfer, sales or use taxes payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement, any agreement or commitment described or referred to herein or the transactions contemplated herein;

                (iii) fifty percent (50%) of any escrow or closing charges of the Title Company other than the premiums for the Title Policy;

                (iv) the charges for or in connection with the recording and/or filing of any instrument or document provided herein or contemplated by this Agreement or any agreement or document described or referred to herein;

                (v) Laureate's legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Laureate hereunder, including without limitation, the cost of all performances by Laureate of its obligations hereunder; and

                (vi) NHP's legal fees in excess of Two Hundred Fifty Thousand Dollars ($250,000).

            (b)  NHP's Costs.  NHP shall pay:
                 -----------

                (i) any and all broker's fees or similar fees claimed by any party employed by NHP in connection with the transactions hereunder;

        provided, however, NHP shall not be deemed to have employed any party by
        --------  -------
        merely receiving information concerning Laureate, the Property or related to the transactions contemplated hereunder or by executing any agreement to hold such information confidential;

                (ii) the premium for issuance of the Title Policy, including the cost of any survey, endorsement or reinsurance;

                (iii) fifty percent (50%) of any escrow or closing charges of the Title Company other than the premiums for the Title Policy;

                (iv) any assumption, processing or other charges imposed by any of the holders of the Continuing Debt and the Existing Encumbrances that will be assumed or paid off pursuant to Section 3.3(a)(i) in connection with the transactions contemplated by this Agreement;

                (v) NHP's legal fees below Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate;

                (vi) NHP's accounting and other professional fees, including any accounting fees incurred by NHP's counsel on NHP's behalf or with respect to the transactions contemplated by this Agreement; and

                (vii) all costs of any site inspections or environmental audits performed by or on behalf of NHP, including travel and out-of-pocket expenses for such inspections or audits.

            (c) Existing Financing.  The Property is presently encumbered by
                ------------------
  certain deeds of trust and certain other security instruments other than the Continuing Debt (individually and collectively, the "Existing Encumbrances"). Laureate shall cause the Existing Encumbrances and all indebtedness secured thereby identified for payoff by NHP pursuant to Section 3.3(a)(i) to be fully satisfied, released and discharged on or prior to the Effective Time (recognizing that NHP shall pay cash at the Effective Time to satisfy the same) so that the Property shall be free of such Existing Encumbrances as of the Effective Time.

        4.2 Prorations.
            ----------

            (a) No Items To Be Prorated; Indebtedness.  Except as provided in
                -------------------------------------
  this Section 4.2, the income and expenses of the Property shall not be prorated as of the Effective Time as the Property is currently owned and operated by Laureate or Affiliates of Laureate and as the Tenants will be responsible for such matters under the New Leases after the Condition Satisfaction Date. However, Laureate shall pay all regularly scheduled installments of interest and principal which were due or accrued under the Continuing Debt and the Existing Encumbrances prior to and including the Effective Time.

            (b) Preliminary and Adjusted Closing Balance Sheets.  Not less than
                -----------------------------------------------
  five days before the Condition Satisfaction Date, Investments, Laureate Properties and the Real Estate Partnerships shall prepare and deliver to NHP a combined balance sheet and related notes of Investments, Laureate Properties and the Real Estate Partnerships, reflecting the pre-Merger transactions described above in Sections 2.2(a)(viii) and 2.2(a)(ix) (the "Preliminary Closing Balance Sheet") as of a date which is no more than ten days prior to the Condition Satisfaction Date. NHP and its representatives shall be provided complete access to all work papers and other information used by Investments, Laureate Properties and the Real Estate Partnerships in preparing the Preliminary Closing Balance Sheet. The Preliminary Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles, consistently applied except for the absence of footnote disclosure and customary year-end adjustments and except that (i) no item shall fail to be included therein or excluded therefrom on the basis of materiality, individually or collectively, and (ii) the effect of any known breaches of the representations and warranties of Investments and Laureate Properties made herein and discovered by NHP shall be fully reserved therein (the "Accounting Principles"). In addition, the Preliminary Closing Balance Sheet shall be substantially in the form of the pro forma Preliminary Closing Balance Sheet attached hereto as Exhibit AA. NHP shall examine and review the Preliminary
                     ----------
  Closing Balance Sheet in accordance with generally accepted auditing standards and, based upon such examination, make such adjustments, if any, to the Preliminary

  Closing Balance Sheet as shall in its reasonable judgment be required to cause the Preliminary Closing Balance Sheet to reflect fairly those items required to be reflected therein in accordance with the Accounting Principles (after examination and any adjustment, the "Adjusted Closing Balance Sheet").

            (c) Delivery of Adjusted Closing Balance Sheet.  Within three days
                ------------------------------------------
  after Investments, Laureate Properties and the Real Estate Partnerships have delivered to NHP the Preliminary Closing Balance Sheet, the Adjusted Closing Balance Sheet shall be delivered by NHP to Investments and Laureate Properties. Investments, Laureate Properties and their representatives shall be provided complete access to all work papers and other information used by NHP in preparing the Adjusted Closing Balance Sheet. The Adjusted Closing Balance Sheet, when delivered by NHP to Investments and Laureate Properties, shall be deemed conclusive and binding on the parties, but only for purposes of determining (i) the amount of the Continuing Debt and Existing Encumbrances utilized in determining the preliminary Equity Value, and (ii) the Closing Cash Adjustment.

            (d) Closing Cash Adjustment.  A closing cash adjustment (the
                -----------------------
  "Closing Cash Adjustment") shall be determined from the Adjusted Closing Balance Sheet and shall consist of (i) the amount of cash of Investments and Laureate Properties and the Real Estate Partnerships as shown thereon, less
  (ii) any overdrafts, the amount of accrued interest on the Continuing Debt and Existing Encumbrances and the projected liability of Investments and Laureate Properties for federal and state built-in gain Taxes as described in Section 5.1(v) hereof (net of any estimated deposits of such Taxes). If the Closing Cash Adjustment is a positive number, NHP shall pay such amount to the Shareholders at the Effective Time. If the Closing Cash Adjustment is a negative number, the Shareholders shall pay such amount to NHP at the Effective Time.

            (e) Final Closing Balance Sheet.  Within thirty (30) business days
                ---------------------------
  following the Effective Time, NHP shall deliver to the Shareholders a reconciliation between the Adjusted Closing Balance Sheet and a combined balance sheet and related notes prepared by NHP as of the Effective Time (the "Final Closing Balance Sheet"). Within fifteen (15) business days of such delivery, NHP and the Shareholders shall mutually agree on the Final Closing Balance Sheet, the reconciliation thereof to the Adjusted Closing Balance Sheet and (i) any increase or decrease necessary to adjust the Equity Value determined pursuant to Section 4.2(c) in order to properly reflect the balances of the Continuing Debt and Existing Encumbrances set forth in the Final Closing Balance Sheet and (ii) any increase or decrease necessary to the Closing Cash Adjustment in order to reflect the final Closing Cash Adjustment based on the Final Closing Balance Sheet. Any such combined net increase or decrease shall be immediately paid in cash by the Shareholders to NHP or by NHP to the Shareholders, as applicable. Any failure of the Shareholders to make any payment required by the foregoing timetable shall be deemed a default by Investments and Laureate Properties under this Agreement.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

        5.1 Representations and Warranties of Laureate.  Investments and
            ------------------------------------------
Laureate Properties, jointly and severally represent, warrant, covenant and agree in favor of NHP, the NHP Subsidiaries and the Real Estate Partnerships (as the Real Estate Partnerships may exist after the Effective Time) as set forth in this Section 5.1. As used in this Section 5.1, the term "Laureate" includes all entities collectively so designated as well as such entity individually. Investments and Laureate Properties will be deemed to have made inquiry of all other entities included in the term "Laureate" as well as of the Shareholders and in making the representations and warranties set forth in this Section 5.1 will be deemed charged with the knowledge of such entities and individuals.

            (a) Incorporation, Stock, Etc.  (i)  Each Laureate Corporation is a
                -------------------------
  corporation duly organized and validly existing under the laws of the State of Wisconsin, (ii) each Laureate Corporation has full corporate power and authority to carry on its respective business as it is now being conducted,
  (iii) the authorized capital stock of each Laureate Corporation and the issued and outstanding shares is set forth on Exhibit A, (iv) the shares of Laureate
                                         ---------
  Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, except as provided for in Wisconsin Business Corporations Law Section 180.0622(2)(b) and that NHP will have no liability under said
  Section 180.0622(2)(b), (v) as of the Condition Satisfaction Date and the Effective Time, Investments and Laureate Properties shall not be bound by any subscription, option, warrant, conversion privilege, or other right, call, agreement or commitment to issue or sell, or any obligation, agreement or commitment to purchase or otherwise acquire any of its authorized capital stock or any securities convertible into or exchangeable for any of its authorized capital stock, (vi) none of Investments Common Stock and Laureate Properties Common Stock is subject to or has been issued in violation of any preemptive or contractual rights of any person (and no such preemptive or contractual rights will exist at the Condition Satisfaction Date and at the Effective Time), (vii) all of the Investments Common Stock and Laureate Properties Common Stock has been issued in compliance with all applicable laws, (viii) there are no shareholders', voting trusts or similar agreements which will be in effect with respect to the Investments Common Stock or the Laureate Properties Common Stock at the Condition Satisfaction Date and at the Effective Time, and (ix) any and all mergers to which Investments or Laureate Properties have been a party were duly and validly authorized by all necessary action on the part of Investments and Laureate Properties and the Shareholders and were consummated in accordance with all applicable Laws.

            (b) Real Estate Partnerships and Operating Partnerships.  (i)  PPM
                ---------------------------------------------------
  II Limited Partnership and PPM Limited Partnership are each limited partnerships duly organized and validly existing under the laws of the State of Minnesota, (ii) each of the other Real Estate Partnerships and Existing Operating Partnerships is a limited partnership duly organized and validly existing under the laws of the State of Wisconsin, (iii) each Real Estate Partnership and Existing Operating Partnership has full power and authority to carry on its business as it is now being conducted, (iv) the partnership interests of each Real Estate Partnership and Existing Operating Partnership is set forth on Exhibits B and E, (v) the limited partnership
                              ----------------
  interests and general partnership interests of each Real Estate Partnership and Existing Operating Partnership have been duly authorized and validly issued and are fully paid and nonassessable, (vi) except as set forth in The Arboretum I Limited Partnership Agreement, as of the Condition Satisfaction Date and the Effective Time, the Real Estate Partnerships and Existing Operating Partnerships shall not be bound by any subscription, option, warrant, conversion privilege, or other right, call, agreement or commitment to issue or sell, or any obligation, agreement or commitment to purchase or otherwise acquire any of its limited or general partnership interests or any securities convertible into or exchangeable for any of its limited or general partnership interests, (vii) none of the limited or general partnership interests of the Real Estate Partnerships or Existing Operating Partnerships is subject to or has been issued in violation of any preemptive or contractual rights of any person (and no such preemptive or contractual rights will exist at the Condition Satisfaction Date and the Effective Time), (viii) all of the limited and general partnership interests of the Real Estate Partnerships and Existing Operating Partnerships has been issued in compliance with all applicable laws, and (ix) there are no partners', voting trusts or similar agreements which will be in effect with respect to the limited and general partnership interests of the Real Estate Partnerships and Existing Operating Partnerships at the Condition Satisfaction Date and the Effective Time.

            (c) Title to Stock and Certain Partnership Interests.  (i) Each
                ------------------------------------------------
  Shareholder listed on Exhibit A is the beneficial and record owner of all of
                        ---------
  the shares of Laureate Common Stock in the manner described in Exhibit A, and
                                                                 ---------
  has good and marketable title thereto, free and clear of any liens, encumbrances, security agreements, equities, pledges, assessments, options, claims, charges, conditions, and restrictions, other than those created or evidenced by this Agreement; (ii) each limited and general partner listed on

  Exhibit G is the beneficial and record owner of all of the limited and general
  ---------
  partnership interests of LBS Limited Partnership, Seven Oaks II Limited Partnership, in the manner described in Exhibit G, and has good and marketable
                                          ---------
  title thereto, free and clear of any liens, encumbrances, security agreements, equities, pledges, assessments, options, claims, charges, conditions, and restrictions, other than those created or evidenced by this Agreement;

  provided however, that the partnership interests in The Arboretum I Limited
  ----------------
  Partnership and The Arboretum II Limited Partnership may change as set forth elsewhere in this Agreement.

            (d) Title to Partnership Interests.  Each limited and general
                ------------------------------
  partner listed on Exhibits B and E is the beneficial and record owner of all
                    ----------------
  of the limited and general partnership interests of the Real Estate Partnerships and Existing Operating Partnerships in the manner described in Exhibits B and E, and except as to the limited partnership interest of
  ----------------
  Investors Associated in the Arboretum I Limited Partnership (as to which no representation is made unless the same is acquired as contemplated by Section 2.2(a)(iii) above), has good and marketable title thereto, free and clear of any liens, encumbrances, security agreements, equities, pledges, assessments, options, claims, charges, conditions, and restrictions, other than those created or evidenced by this Agreement.

            (e) Members in Surviving Operating Companies.  Immediately
                ----------------------------------------
  subsequent to the Effective Time, the Shareholders will be the only members or shareholders in the Surviving Operating Companies. As of the Effective Time, no Affiliate of Laureate or of the Shareholders other than the Surviving Operating Companies will be providing any health care services to any person.

            (f) Authority; Binding Effect.  (i) The execution, delivery and
                -------------------------
  performance by the parties hereto of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby by each Shareholder, Laureate and the Surviving Operating Companies have been duly and validly authorized by all necessary action on the part of the Shareholders and Laureate, (ii) each Shareholder, Laureate and the Surviving Healthcare Operating Companies has the legal capacity to consummate the transactions contemplated hereby, (iii) the parties hereto have the corporate power and authority to enter into this Agreement and the Merger Agreements and to carry out the transactions contemplated hereby and (iv) this Agreement and the Merger Agreements are valid and binding agreements of each of Investments and Laureate Properties, enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by equitable remedies.

            (g) Shareholders' Authority; Binding Effect.  (i) The execution,
                ---------------------------------------
  delivery and performance by the parties to the Investor Representation Letters and the Registration Rights Agreement and the consummation of the transactions contemplated thereby by each Shareholder have been duly and validly authorized by all necessary action on the part of the Shareholders, (ii) each Shareholder has the legal capacity to consummate the transactions contemplated thereby,
  (iii) the parties thereto have the power and authority to enter into the Investor Representation Letter and the Registration Rights Agreement and to carry out the transactions contemplated thereby and (iv) the Investor Representation Letters and the Registration Rights Agreement are valid and binding agreements of each of the Shareholders, enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by equitable remedies.

            (h) Articles of Incorporation and Bylaws.  Copies of (i) the
                ------------------------------------
  Articles of Incorporation of the Laureate Corporations as certified by the Department of Financial Institutions and (ii) the Bylaws of the Laureate Corporations certified by the Secretary or Assistant Secretary of the Laureate Corporations have heretofore been made available to NHP and such copies are each true and complete copies of such instruments as of the date hereof, the Condition Satisfaction Date and as of the Effective Time.

            (i) Corporate Records.  All material proceedings or meetings of
                -----------------
  shareholders and directors of Investments and Laureate Properties, and all material consents to actions taken thereby, are substantially accurately reflected in the minutes and records contained in the respective corporate minute books of the Laureate Corporations and all such records have heretofore been made available to NHP and such copies are each true and complete copies of such instruments as of the date hereof, the Condition Satisfaction Date and as of the Effective Time.

            (j) Certificates of Limited Partnership and Partnership Agreements.
                --------------------------------------------------------------
  Copies of (i) the Certificate of Limited Partnership of the Real Estate Partnerships and Existing Operating Partnerships as certified by the Wisconsin Department of Financial Institutions and (ii) the Partnership Agreements, with any and all amendments thereto, of the Real Estate Partnerships and Existing Operating Partnerships certified by the Secretary or Assistant Secretary of the general partner of such entities have heretofore been made available to NHP and such copies are each true and complete copies of such instruments as of the date hereof, the Condition Satisfaction Date and as of the Effective Time.

            (k) Partnership Records.  All material proceedings of meetings of
                -------------------
  the partners of the Real Estate Partnerships and Existing Operating Partnerships, and all material consents to actions taken thereby, are substantially accurately reflected in the partnership records of the Real Estate Partnerships and Existing Operating Partnerships and all such partnership records have heretofore been made available to NHP and such copies are each true and complete copies of such instruments as of the date hereof, the Condition Satisfaction Date and as of the Effective Time.

            (l) Consents and Approvals of Governmental Authorities.  Except as
                --------------------------------------------------
  identified on Schedule 5.1(l) and (subject to Section 5.6 below) except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no consent, approval or authorization of, or declaration, filing or registration by any Shareholder or Laureate with any governmental or regulatory authority is required in connection with the execution and delivery by Laureate of this Agreement, the Merger Agreements, Investor Representation Letters and Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby by the Shareholders, Laureate and the Surviving Operating Companies, except as contemplated by Section 2.7.

            (m) Financial Statements.  The Laureate Financial Statements are in
                --------------------
  accordance with the books of account and records of Laureate and certain Affiliates of Laureate and present fairly the financial position of Laureate and such Affiliates at the dates indicated and the results of its operations and cash flows for the periods then ended, in accordance with generally accepted accounting principles consistently applied, except for customary year-end adjustments and the absence of footnote disclosure applicable to the unaudited period ended June 30, 1997.

            (n) Absence of Undisclosed Liabilities.  Except (i) as set forth in
                ----------------------------------
  the Laureate Financial Statements, (ii) as disclosed on Schedule 5.1(n), or
                                                          ---------------
  (iii) liabilities incurred by Laureate in the ordinary course of business, Laureate was not, as of the date of such financials, subject to any material liability the disclosure of which would normally be required on the balance sheet or the footnotes thereto prepared in accordance with generally accepted accounting principles. Neither Investments nor Laureate Properties is subject to any unpaid Medicare or Medicaid adjustments or overpayment liabilities.

            (o) Tax Returns.  (i) Investments and Laureate Properties have
                -----------
  completely and timely filed (taking into account all extensions) all federal, state, and local tax returns and reports ("Tax Returns") for income taxes, sales taxes, use taxes, franchise taxes, ad valorem taxes, transfer taxes, license taxes, lease taxes, excise taxes, service taxes, profits taxes, withholding taxes, payroll taxes, unemployment taxes, employment taxes, excise taxes, severance taxes, stamp taxes, occupation taxes, premium taxes, real and personal property taxes, gift or windfall profits taxes, and all other taxes or assessments ("Taxes") required by law to have heretofore been filed, (ii) Investments and Laureate Properties have paid or caused to be paid all Taxes, interest, deficiencies, assessments and penalties which would be delinquent if not heretofore paid pursuant to said Tax Returns, (iii) no Tax Returns of Investments or Laureate Properties for any taxable years are currently being audited, nor has Investments or Laureate Properties received a written notice of pending audit or inquiry with respect thereto from any state, local or federal income tax authority, and no proceedings for unpaid deficiencies for Taxes are pending before any taxing authority, (iv) Investments and Laureate Properties have delivered to NHP true and correct copies of the Tax Returns,
  (v) all Tax Returns required to be filed with respect to the short taxable year of Investments and Laureate Properties as of the Effective Time, will be timely filed, and when filed, will be true, correct and complete in all material respects, and (vi) Investments and Laureate Properties have not entered into any extension agreement or any other agreement, consent or election, which would have a material and adverse effect on its liability for any Taxes or which has extended the time for assessment, payment or collection of any such Taxes. The Tax Returns delivered or otherwise made available to NHP or its representatives, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and reflect completely and accurately all liability for Taxes of Investments or Laureate Properties for the periods covered thereby, whether or not due and payable and whether or not disputed. All Taxes (including interest and penalties) payable by, or due from, Investments or Laureate Properties have been fully paid or adequately disclosed and fully provided for in the books and financial statements of Laureate.

            (p) Contracts, Commitments and Proposals.
                ------------------------------------

                (i) Except for the Continuing Debt and the Existing Encumbrances, or as listed on Schedule 5.1(p) or Exhibit E, Investments,
                                                         ---------
        Laureate Properties and the Real Estate Partnerships do not have and are not bound by any of the following:

                      (A) any contract or commitment which requires payments in
            excess of $100,000 or which has an unexpired term in excess of five years;

                      (B) any agreement, contract or instrument that grants a
            power of attorney, agency or similar authority to another person or entity;

                      (C) any agreement, contract or commitment to loan or
            advance to, invest in, or guaranty of any indebtedness or obligation of, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity;

                      (D) any agreement, contract or commitment relating to the
            employment of any person by Investments or Laureate Properties, or any bonus, deferred compensation, pension, severance, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

                      (E) any consulting or similar type of contract;

                      (F) any agreement, contract or commitment which  might
            reasonably be expected to have a material adverse effect on the business or operations of Laureate;

                      (G) any agreement, contract or commitment limiting the
            freedom of Laureate to engage in any line of business or compete with any person or which restricts the ability of Laureate to conduct its business in any manner or place;

                      (H) any contract or agreement that contains a right of
            first refusal; or

                      (I) any bid or proposal to enter into any of agreements
            identified above.

                (ii) Each contract, agreement and commitment listed on Schedule 5.1(p) and Exhibit E, is valid and in full force and effect and to
                   ---------
        Laureate's knowledge there exists no default or event of default or event,
        occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition would become a default or event of default thereunder except as is set forth on
        Schedule 5.1(p). Laureate has fully performed all of the material terms or conditions of any contract or agreement set forth in Schedule 5.1(p) and Exhibit E, (or required to be set forth in such Schedule or Exhibit)
            ---------
        in all material respects and to Laureate's knowledge all of the covenants to be performed by any other party thereto have been fully performed in all respects. A true, correct, and complete copy of each contract, agreement or commitment listed in Schedule 5.1(p) and Exhibit
                                                                        -------
        E, has heretofore been delivered to NHP.
        -

            (q) Litigation; Compliance.  Except as disclosed in Schedule 5.1(q),
                ----------------------
  (i) There is no claim, action, suit, proceeding, or investigation pending or, to the knowledge of Investments or Laureate Properties, threatened nor is there any judgment, decree, injunction, award or order outstanding, against Laureate or any of the Shareholders with respect to Laureate; and (ii) Since January 1, 1995, Laureate has not received any notice claiming any violation of any law, ordinance, rule, regulation or order from any court or governmental agency. Laureate is neither subject nor a party to any judgment, order or decree.

            (r) Rights Under Agreements.  Neither Investments nor Laureate
                -----------------------
  Properties has assigned, pledged, hypothecated or otherwise transferred any of their rights under any of the agreements listed in Schedule 5.1(p) and Exhibit
                                                                         -------
  E and which are not being transferred to Affiliates of Laureate pursuant to
  -
  the terms of this Agreement, except as disclosed in Schedule 5.1(r) and

  Exhibit E.  The rights of Investments and Laureate Properties with respect to
  ---------
  each such agreement are held free and clear of any liens, security interests, rights, options or encumbrances.

            (s) No Employees.  Neither Investments nor Laureate Properties has
                ------------
  employed any person within the past four (4) years and shall not employ any person between the date hereof and the Effective Time.

            (t) No Conflict; Consents. Neither the execution, delivery nor
                ---------------------
  performance of this Agreement, the Merger Agreements, the Investor Representation Letters and the Registration Rights Agreement by Investments or Laureate Properties, nor the consummation by any of the Shareholders or Laureate of the transactions contemplated hereby or thereby, will conflict with, or result in a breach of, any of the terms, conditions or provisions of any Articles of Incorporation or Bylaws of Laureate or any agreement required to be included on Schedule 5.1(p), except as set forth on Schedule 5.1(t). No consent of any person a party to any of the agreements required to be identified on Schedule 5.1(p) or Exhibit E hereto is necessary for the
                                   ---------
  consummation of the transactions contemplated hereby which has not been obtained or disclosed in writing to NHP.

            (u) Personal Property.  As of the Effective Time, the Tenants will
                -----------------
  be the sole owners of the Personal Property.

            (v) Environmental Laws and Regulations.  Schedule 5.1(v) attached
                ----------------------------------
  hereto is a true and correct summary of Laureate's policies and procedures with respect to the use, collection, generation, discharge, transportation and disposal of Hazardous Materials at the Healthcare Facilities. Except as disclosed in Schedule 5.1(v), Laureate is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental con tamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, transportation or disposal of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification and reporting requirements respecting Hazardous Materials.
  Except as disclosed in Schedule 5.1(v), Laureate has not been alleged to be in violation of and has not been subject to any administrative or judicial proceeding pursuant to such laws or regulations either now or any time during the past three years. Except as disclosed in Schedule 5.1(v), to the knowledge of Laureate there are no facts or circumstances which could form the basis for the assertion of any Claim against Laureate relating to environmental practices asserted under any federal, state or local environmental statute, which would be reasonably likely to have a material adverse effect on the business, results of operations or financial condition of Laureate.

            (w) Laws.  Except as disclosed in Schedule 5.1(w), the business and
                ----
  operations of Laureate has been conducted in substantial compliance with all Laws, except where failure to comply would not have a material adverse effect.

            (x) Insolvency.  Neither the Shareholders nor Laureate is subject to
                ----------
  any proceeding under the United States Bankruptcy Code (the "Bankruptcy Code") or any federal or state insolvency, liquidation, assignment for the benefit of creditors, reorganization, receivership or other similar proceeding.

            (y) Brokers and Consultants.  Laureate has not engaged any person or
                -----------------------
  entity which may claim any brokerage commissions or finder's fee due or claimed to be due in connection with the transactions contemplated hereby.

            (z) Restrictive Documents.  Laureate is not subject to, or a party
                ---------------------
  to, any charter, bylaw, mortgage or lien (other than Permitted Exceptions), lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which materially and adversely affects the business practices, operations or condition of Laureate or any of their assets or property, or which would prevent consummation of the transactions contemplated by this Agreement, compliance by Laureate with the material terms, conditions and provisions hereof or the continued operation of the business of the Surviving Operating Companies after the date hereof or the Condition Satisfaction Date on substantially the same basis as heretofore operated or which would restrict the ability of the Surviving Operating Companies to acquire any property or conduct business of the nature currently conducted by Laureate.

            (aa) Books and Records.  Laureate does not have any of its material
                 -----------------
  records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any elec tronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Laureate.

            (ab) Insider Interests.  Except as contemplated or reflected by the
                 -----------------
  terms of this Agreement and except as set forth in Schedule 5.1(ab), no Shareholder, officer, director, employee or agent of Investments or Laureate Properties has any material interest in any property, real or personal, tangible or intangible of Investments or Laureate Properties, is indebted or otherwise obligated to Investments or Laureate Properties, has any contractual relationship with Investments or Laureate Properties or is an officer, director, employee or consultant of a competitor of Investments or Laureate Properties. Investments and Laureate Properties are not indebted or otherwise obligated to any such person, except for amounts due for reimbursement of ordinary business expenses not unusual in amount or significance. The consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse or time, or both) result in any benefit or payment (severance or other) arising or becoming due from Investments or Laureate Properties or the successor or assign thereof to any person.

            (ac) Leases.  Exhibit E and Schedule 5.1(ac) identify each lease to
                 ------   ---------
  which Investments or Laureate Properties is a party.

            (ad) Licenses, Permits and Authorizations.  Laureate is the holder
                 ------------------------------------
  of each Permit pursuant to which Laureate conducts its business (other than those the failure of which to hold either individually or in the aggregate would not have a material adverse effect on the business or financial condition of Laureate), which Permits are in full force and effect and constitute all Permits required to permit Laureate to operate or conduct its business now and immediately following the Condition Satisfaction Date. Laureate has no reasonable grounds to believe that any of the foregoing Permits will not in the ordinary course be renewed upon its expiration or that any new Permits required to operate or conduct its business immediately following the Condition Satisfaction Date will not be issued to the Tenants and/or the Surviving Operating Companies effective upon the Merger in the ordinary course of business. The foregoing representations shall not be deemed inaccurate by reason of the ordinary expiration of routine Permits, the renewal of which is expected to be obtained in the ordinary course without interruption of existing operations. Laureate has not breached, nor received in writing any claim or assertion that it has breached, any of the terms or conditions or any Permit in such manner (i) as would permit any other party to cancel, terminate or amend any Permit or (ii) that any such breach or breaches singly or in the aggregate could materially and adversely affect the financial condition or results of operations, business or prospects of Laureate.

            (ae) Interests in Clients, Suppliers, Etc.  Neither the Shareholders
                 -------------------------------------
  nor any officer or director of Investments or Laureate Properties possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any non-Affiliate corporation, firm, association or business organization which is a client, supplier, customer, or competitor or potential competitor of Investments or Laureate Properties.

            (af) No Subsidiaries.  Neither Investments nor Laureate Properties
                 ---------------
  owns, directly or indirectly, any interest in any corporation, business trust, joint stock company, partnership, joint venture or other business organization or association, other than the Real Estate Partnerships, the Existing Operating Partnerships, Laureate Design, Omni Therapy, Omni Home Care, Specialty Home Services Little Oaks, Layton Terrace LLC and Weiss/Laureate Standard Pooled Income Fund Partnership.

            (ag) Disclosure.  None of this Agreement, the Merger Agreements, the
                 ----------
  Investor Representation Letters, the Registration Rights Agreement, the Laureate Financial Statements, any Schedule, Exhibit certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by Laureate or any of the Shareholders or on behalf of Laureate by any of Laureate's directors or officers in connection with the transactions contemplated by this Agreement
  (i) contains any untrue statement of a material fact by Laureate or of which Laureate or any Shareholder or Affiliate of Laureate has knowledge, which untrue statement has a material adverse effect on the business, results of operations or financial condition of Laureate or the value or operations of the Property, or (ii) omits any statements of a material fact of which Laureate or any Shareholder or Affiliate of Laureate has knowledge necessary in order to make the statements contained herein or therein not misleading. There is no fact which (i) materially and adversely affects the business, prospects or financial conditions of Laureate or its properties or assets,
  (ii) on which a reasonable buyer of the Property would reasonably rely in making its purchase decision, (iii) which is not a fact relating to general economic, political or social circumstances or national or local conditions that such reasonable buyer of the Property would reasonably be expected to know and (iv) which has not been set forth in this Agreement, the Laureate Financial Statements, Tax Returns, Operating Summaries, any Schedule, Exhibit, certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by Laureate or any of the Shareholders or on behalf of Laureate by any of Laureate's directors or officers in connection with the transactions contemplated by this Agreement. To the knowledge of Investments and Laureate Properties, all documents, plans, surveys and other data or information prepared by parties other than Laureate or Laureate's agents or employees and provided to NHP in connection herewith, contain no material misrepresentations and do not fail to state any material facts.

            (ah) Title.  The Real Estate Partnerships have good, marketable and
                 -----
  insurable title to, and the entire right, title, and interest in, the Property, free and clear of any and all leases, liens, encumbrances, or other liabilities, except as will be shown on the PTR.

            (ai) Utilities.  To the best of Laureate's knowledge after due
                 ---------
  inquiry, the Property has available to its boundaries adequate utilities, including without limitation, adequate water supply, storm and sanitary sewage facilities, telephone, gas, electricity and fire protection, as is required for the operation of the Property as contemplated under the New Leases.

            (aj) Physical Condition; Completeness.
                 --------------------------------

                (i) The Property has been constructed in a good and workmanlike manner, free from material defects and in accordance with all Laws, except where noncompliance would not have a material adverse effect.

                (ii) Other than as set forth on Schedule 5.1(n), neither the zoning nor any other right to construct upon or to use the Property is to any extent dependent upon or related to any real estate other than the Property, the improvement of such other real estate or the payment of any fees for the improvement of such other real estate.

                (iii) The Property, and each portion thereof, is in good condition and repair and is free from material defects, except for ordinary wear and tear. Laureate Properties will cause the Real Estate Partnerships to use their commercially reasonable best efforts to maintain the Property in good condition and repair, except for ordinary wear and tear, between the date hereof and the Condition Satisfaction Date.

            (ak) Zoning.  The Property is properly and full zoned  for its
                 ------
  current use and the Property and the operation and use thereof, including, without limitation, all boundary line adjustments to the Property, comply with all applicable Laws governing subdivision of the Property, including, without limitation, the Subdivision Map Act, except where noncompliance would not have a material adverse effect.

            (al) No Notices of Non-Compliance.  Except as disclosed in Schedule
                 ----------------------------
  5.1(al), Laureate has received no notice that and, Laureate has no knowledge that (i) any government agency or any employee or official thereof considers that the operation or use of the Property for the current use has failed or will fail to comply with any Law in any material respect, (ii) any investigation has been commenced or is contemplated respecting any such possible or actual failure of the operation or use of the Property for the current use to comply with any Law in any material respect, and (iii) there are any unsatisfied requests for material repairs, restorations or alterations with regard to the Property from any tenant, lender, insurance carrier or government authority.

            (am) Condemnation.  To the knowledge of Investments and Laureate
                 ------------
  Properties, there are no existing, proposed or threatened eminent domain or similar proceedings which would affect the Land or Improvements in any manner whatsoever, other than those proceedings that would not have a material adverse effect on the Property.

            (an) No Taxes or Utilities Due.  The parties hereto acknowledge the
                 -------------------------
  New Leases are all intended to be "triple net" leases which obligate Tenants to pay all insurance premiums relating to the Property, real and personal property taxes and assessments on the Property and the cost of all gas, water, electricity, heat, fuel, sewer, telecommunications and other utilities relating to the Property. To the knowledge of Investments and Laureate Properties, no Tenant will be in default in payment of any of the foregoing costs upon execution of the New Leases.

            (ao) No Intangible Property.  Other than know-how or any right that
                 ----------------------
  Investments or Laureate Properties may have to use the names of the facilities located on the Property, there is no Intangible Property owned or held by Investments or Laureate Properties necessary in any material way to the use or operation of the Property.

            (ap) Continuing Debt.  Investments and Laureate Properties have
                 ---------------
  delivered to NHP true, correct and complete copies of all material documents evidencing or relating to the Continuing Debt. No default exists under any of the Continuing Debt nor has any event occurred which, with the passage of time or giving of notice, or both, would constitute a default under the Continuing Debt.

            (aq) Existing Encumbrances.  Investments and Laureate Properties
                 ---------------------
  have delivered to NHP true, correct and complete copies of all material documents evidencing or relating to the Existing Encumbrances. No default exists under any of the Existing Encumbrances nor has any event occurred which, with the passage of time or giving of notice, or both, would constitute a default under the Existing Encumbrances.

            (ar) Warranties.  Investments and Laureate Properties have delivered
                 ----------
  to NHP true, correct and complete copies of all material Warranties. To the knowledge of Investments and Laureate Properties, the Warranties are in full force and effect with no defaults thereunder. The Warranties have not been assigned to or by any other party and the Real Estate Partnerships have the right and authority to assign the Warranties to NHP.

            (as) Bank Accounts.  Set forth in Schedule 5.1(as) is an accurate
                 -------------
  and complete list showing the name and address of each bank in which Investments and

  Laureate Properties has an account or safe deposit box and the number of any such account or any such box.

            (at)  Insurance.  Set forth in Schedule 5.1(at) is a complete list
                  ---------
  of insurance policies which Laureate maintains with respect to the business or its operations, the Properties or its employees. Laureate has paid all premiums due under said policies and such policies are in full force and effect.

            (au) Earnings and Profits.  Investments and Laureate Properties have
                 --------------------
  no earnings and profits for federal and state income tax purposes as of July 1, 1997, and as of the date hereof, and will not have any earnings and profits for such purposes on the Condition Satisfaction Date or as of the Effective Time.

            (av) Built-in Gain.  Investments and Laureate Properties will
                 -------------
  consummate certain transactions prior to the Effective Time that will result in the recognition of built-in gain pursuant to Section 1374 of the Code. Investments and Laureate Properties represent that the schedule to be delivered to NHP pursuant to Section 3.2(i) above will be a correct estimate of such built-in gain and Taxes thereon based on the facts and circumstances which exist as of the date of the delivery of the same. Prior to the Condition Satisfaction Date, Investments and Laureate Properties will provide NHP with a copy of such schedule dated down to the date of such transactions, together with evidence that it has caused all estimated Taxes shown on such updated schedule to be paid. Investments and Laureate Properties represent to NHP that all matters shown on such updated schedule will be true and correct. Investments and Laureate Properties have not engaged, and shall not prior to the Effective Time engage, in any transactions that would trigger built-in gain, other than the transactions to be disclosed in the schedule to be delivered pursuant to Section 3.2(i). Notwithstanding that the payment of Taxes on built-in gain pursuant to this Section 5.1(av) is made on an estimated basis, it is the intention of the parties to this Agreement that all actual Taxes on built-in gain arising from the transactions described in this
  Section 5.1(av) will not be borne by NHP or its Affiliates. Therefore, if such actual Taxes exceed the estimated Taxes paid under this Section 5.1(av), such excess will be charged against and borne by the then Guarantors under the Affirmation and Amendment of Transaction Guaranty. Moreover, it is the intention of the parties to this Agreement that NHP and its Affiliates shall not bear any Taxes on built-in gain from Investments or Laureate Properties unless such Taxes arise from the sale, distribution, exchange or other distribution of the Property or any portion thereof in a taxable transaction subsequent to the Effective Time or from a breach of NHP's obligations set forth in Section 5.5(c) below. Therefore, if any such Taxes arise after the Effective Time, except by reason of any such disposition or breach, the same shall be charged to and borne by the then Guarantors under the Affirmation and Amendment of Transaction Guaranty.

            (aw) Subchapter S Election.  Investments and Laureate Properties
                 ---------------------
  have, since January 1, 1993, through the Effective Time continuously maintained the status and qualification of a subchapter S corporation pursuant to Sections 1361 et
                                                                            --
  seq. of the Code.
  ---

        5.2 No Tax Reliance.  Investments and Laureate Properties have not
            ---------------
entered into this Agreement in reliance on any representation by NHP with respect to the federal or state income or other tax treatment or effect of the transactions contemplated by this Agreement, and NHP has not made any such representations to Laureate or the Shareholders. NHP has not entered into this Agreement in reliance on any representation by Laureate or the Shareholders with respect to the federal or state income or other tax treatment or effect of the transactions contemplated by this Agreement, other than as specifically set forth in this Agreement, and neither Laureate nor the Shareholders has not made any such representations to NHP, other than as specifically set forth in this Agreement. Each of NHP, Laureate and the Shareholders shall rely entirely on its own investigation and that of its respective advisors with respect to such matters. Without limiting the generality of the foregoing, NHP shall have no liability whatsoever to Laureate or the Shareholders with respect to such matters.

        5.3 Representations and Warranties of NHP.  NHP represents and warrants
            -------------------------------------
to Investments and Laureate Properties as follows:

            (a) Authority.  This Agreement and all agreements, instruments and
                ---------
  documents herein provided to be executed or to be caused to be executed by NHP or the NHP Subsidiaries are and on the Condition Satisfaction Date will be duly authorized by the Board of Directors of NHP and of the NHP Subsidiaries, executed and delivered by and are binding upon NHP and the NHP Subsidiaries, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application and by legal or equitable principles relating to, limiting or affecting the enforceability of creditors' rights generally. No other corporate act or proceeding on the part of NHP, the NHP Subsidiaries or their respective shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by NHP and the NHP Subsidiaries pursuant hereto or the consummation of the transactions contemplated hereby and thereby.

            (b) Organization.  NHP is a corporation duly organized, validly
                ------------
  existing and in good standing under the laws of the State of Maryland and duly authorized and qualified to do all things required of it under this Agreement and to own its properties and conduct its business as now being conducted.

            (c) NHP Subsidiaries.  NHP shall cause QRS 1 and QRS 2 to be formed
                ----------------
  as corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do all things required of QRS 1 and QRS 2 under this Agreement.

            (d) No Restrictions.  NHP has the authority to enter into this
                ---------------
  Agreement and consummate the transactions herein provided and nothing prohibits or restricts the right or ability of NHP to close the transactions contemplated hereunder and carry out the terms hereof.

            (e) No Brokers or Finders.  NHP represents and warrants to Laureate
                ---------------------
  that no broker or finder has been engaged by NHP in connection with any of the transactions contemplated by this Agreement. For purposes of this Section, NHP shall not be deemed to have engaged any broker or finder by merely receiving information concerning Laureate, the Property or related to the transactions contemplated hereunder or by executing any agreement to hold such information confidential.

            (f) REIT Status.  NHP is organized and operates, and intends to
                -----------
  continue to operate, in a manner so as to qualify as a "real estate investment trust" under Sections 856 through 860 of the Code of 1986, as amended and the applicable rulings and regulations thereunder. QRS 1 and QRS 2 will each be a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) as of the Condition Satisfaction Date, the Effective Time and following the consummation of the Mergers.

            (g) Compliance with Law.  The execution and delivery of the
                -------------------
  Agreement, the consummation of the transactions contemplated thereby and the fulfillment of and compliance with the terms and provisions hereof do not and will not (a) violate any judicial or administrative order, award, judgment or decree applicable to NHP or the NHP Subsidiaries or (b) conflict with any of the terms, conditions or provisions of the Articles of Certificates of Incorporation or By-Laws of NHP or the NHP Subsidiaries.

            (h) SEC Documents; NHP Financial Statements.  NHP has furnished or
                ---------------------------------------
  made available to Laureate and the Shareholders true and complete copies of its registration statement filed by it with the Commission under the Securities Act, all in the form (excluding exhibits) so filed. NHP has filed all reports required to be filed by Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended ( the "Exchange Act") during the preceding 12 months and has made available to Laureate and the Shareholders true and correct copies of its Annual Report on Form 10-K for the year ended December 31, 1996 and its Quarterly report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 as filed with the Commission under the Exchange Act (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the applicable rules and regulations of the Commission thereunder, as the case may be, and the SEC Documents contained no untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the Commission prior to the date hereof. The financial statements of NHP, including the notes thereto, included in the NHP SEC Documents (the "NHP Financial Statements") comply as to form with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and present fairly the consolidated financial position of NHP at the dates thereof and of its operations and cash flows for the period then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in NHP accounting policies except as described in the notes to the NHP Financial Statements.

            (i) No Material Adverse Change.  Since the date of the June 1997,
                --------------------------
  balance sheet included in NHP Financial Statements, NHP has conducted its business in the ordinary course consistent with past practices and there has not occurred: (a) any material adverse change in the consolidated financial conditions, liabilities, assets, results of operations or business of NHP and its subsidiaries taken as a whole; (b) any damage to, destruction or loss of any assets of NHP or any subsidiary of NHP (whether or not covered by insurance) that would have a Materially Adverse Effect on the consolidated financial condition or business of NHP and its subsidiaries, taken as a whole; or (c) any sale of a material amount of property of NHP, except in the ordinary course of business.

            (j) Status of NHP Stock.  On and after the Effective Time, upon due
                -------------------
  and proper exchange of Investments and Laureate Properties Common Stock therefor, the shares of NHP Stock to be issued to the Shareholders will be validly authorized, duly issued, fully paid and nonassessable.

        5.4 Indemnifications.
            ----------------

            (a) Indemnification by Laureate.  Laureate shall hold harmless,
                ---------------------------
  indemnify and defend NHP, the NHP Subsidiaries, the Real Estate Partnerships and the Property from and against any Claim to the extent that the same (i) results from the inaccuracy or breach of (or results from or arises out of any actual or alleged fact that is inconsistent with) any representation, warranty or covenant of Laureate contained in this Agreement or in any document executed in connection with this Agreement, (ii) results from any breach or default by Laureate under this Agreement, (iii) arises out of the operations of Investments or Laureate Properties prior to the Effective Time, including any and all agreements, whether written or oral, to which Investments or Laureate Properties is or was a party prior to the Effective Time, and whether or not the facts or circumstances out of which the same arise have previously been disclosed to NHP, (iv) arises out of the negligent or intentional act or omission of Laureate or (v) arises out of the use of the Property on or prior to the Effective Time or the operations, acts or omissions of the Real Estate Partnerships and/or the Existing Operating Partnerships on or prior to the Effective Time. Nothing in this Agreement shall be construed to relieve Laureate of any liability which Laureate may have to NHP under any Laws relating to Hazardous Materials; provided, however,
                                   --------  -------

  Laureate shall have no liability in connection with any such Hazardous Materials, the presence of which is disclosed to NHP in writing pursuant to any environmental audits or other environmental assessments, the results of which are delivered to NHP prior to the Condition Satisfaction Date.

            (b) Indemnification by NHP.  NHP shall hold harmless, indemnify and
                ----------------------
  defend Laureate and the Shareholders from and against any Claim to the extent that the same (i) results from the inaccuracy or breach of (or results from any actual or alleged fact that is inconsistent with) any representation, warranty or covenant of NHP contained in this Agreement or in any document executed in connection with this Agreement, (ii) results from any breach or default by NHP under this Agreement, (iii) arises out of the negligent or intentional act or omission of NHP, to the extent such Claim arises out of such negligent or intentional act or omission of NHP occurring after the Effective Time or occurring during the course of NHP's inspection of the Property prior to the Effective Time, or (iv) arises solely out of any act, event or omission of NHP occurring or arising after the Effective Time and imposing any liability under any Laws relating to Hazardous Materials.

            (c) Indemnity by Laureate Regarding Built-in Gain.  Without limiting
                ---------------------------------------------
  Laureate's liability pursuant to Section 5.4(a) above, Laureate shall hold harmless, indemnify and defend NHP, the NHP Subsidiaries, the Real Estate Partnerships and the Property from and against any Claim for Taxes and any interest or penalties thereon which arises from, or relates to, the transactions described in Section 5.1(av). Notwithstanding anything contained herein NHP recognizes that the sale of the Property after the Effective Time may result in tax on built-in gain other than as reflected in Section 5.1(av). NHP further acknowledges that the indemnity by Laureate in this Section 5.4(c) does not extend to any tax on built-in gain other than gain resulting from the transactions described in Section 5.1(av).

            (d) General Indemnity Provisions.  Each indemnity provided for under
                ----------------------------
  this Agreement shall be subject to the following provisions:

                (i) The indemnity shall cover the costs and expenses of the indemnitee, including reasonable attorneys' fees and costs (including expert fees), related to any actions, suits or judgments incident to any of the matters covered by such indemnity.

                (ii) The indemnitee shall notify the indemnitor in writing of any Claim against the indemnitee covered by the indemnity within forty-five (45) days after it has notice of such Claim, but failure to notify the indemnitor shall in no case prejudice the rights of the indemnitee under this Agreement unless the indemnitor shall be prejudiced by such failure and then only to the extent the indemnitor shall be prejudiced by such failure. Should the indemnitor fail to discharge or undertake to defend the indemnitee against such liability upon learning of the same, then the indemnitee (upon further notice) may settle such liability, and the liability of the indemnitor hereunder shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees and costs (including expert fees), incurred by the indemnitee in effecting such settlement.

                (iii) The indemnity shall also run in favor of any officer, director, employee, advisor, accountant, attorney, partner or shareholder of the indemnitee or any person or entity having a direct or indirect ownership interest in the indemnitee.

                (iv) The indemnities set forth in this Section 5.4 are expressly intended to survive the Merger.

                (v) Appropriate adjustments shall be made so as to reduce the amount of any Claim under this Section 5.4 to take into account insurance coverage and amounts received from third parties.

            (e) Limitations on Indemnification.
                ------------------------------

                (i) Time Limitation.  No claim or action shall be brought under
                    ---------------
        Section 5.4(a) for any Claim after December 31, 2012, provided, however, that there shall be no time limitation on claims or actions brought for breach of any representation or warranty made by Laureate in or pursuant to Sections 5.1(o), 5.1(v), 5.1(au), 5.1(av), 5.1(aw) or 5.4(c) hereof.

                (ii) Amount Limitation.  There shall be an aggregate ceiling of
                     -----------------
        $20,000,000 on the obligations of Laureate under this Section 5.4, provided, however, that claims for indemnification for breach of any representation or warranty made by Laureate in or pursuant to Sections 5.1(o), 5.1(v), 5.1 (au), 5.1(av), 5.1(aw) or 5.4(c) shall not be subject to the limitations of this Section 5.4(e)(ii) and shall not be taken into account in determining the total amount of the obligations of Laureate under this Section 5.4 subject to such ceiling.

        5.5 Certain Tax Matters.
            -------------------

            (a) Reorganization.  The parties acknowledge that the Merger is
                --------------
  intended to qualify as a reorganization under Section 368(a)(1)(A) of the Code, and each party agrees to report the Merger as such a reorganization for income tax purposes. However, and without limiting the generality of Section 5.1(av) and 5.2 above, NHP shall have no liability to Laureate or the Shareholders, if, despite NHP having reported the Merger as required by this
  Section 5.5(a), and despite NHP's compliance with Section 5.5(c), the Merger fails to so qualify.

            (b) Election.  NHP, for itself and on behalf of, the NHP
                --------
  Subsidiaries, agrees to elect, pursuant to Internal Revenue Service Notice 88-19 and any applicable regulations, to be subject to rules similar to the rules of Section 1374 of the Code with respect to all property acquired from Laureate in the Merger. The Shareholders shall not be liable in any way for any Taxes incurred by Investments, Laureate Properties, the Real Estate Partnerships, NHP or the NHP Subsidiaries as a result of the failure to make such election.

            (c) Actions Following Closing.  NHP, for itself and on behalf of the
                -------------------------
  NHP Subsidiaries, represents, warrants and covenants that it has no plan or intention to, and agrees that for a least three years after the Effective Time, it shall use its reasonable best efforts not to take any action that would cause the Merger to fail to qualify as a reorganization under Section 368(a)(1)(A) of the Code, including (without limitation) causing or permitting: (i) NHP to own less than 100% of the issued and outstanding shares of capital stock of either QRS 1 or QRS 2, (ii) either QRS 1 or QRS 2 to liquidate or to merge into another corporation, and (iii) QRS 1 or QRS 2 to voluntarily sell or otherwise dispose of a substantial portion of the Property or to cease using at least a significant portion of the Property in its business. NHP will (at no cost to NHP) cooperate with Laureate's preparation, execution and filing of the short taxable year tax returns referenced in
  Section 5.1(o)(v) above.

        5.6 Hart-Scott-Rodino Act.  No party has entered into this Agreement in
            ---------------------
reliance on any representation by any other party (except as to factual matters) with respect to the application of the Hart-Scott-Rodino Antitrust Improvements Act to the transactions described in this Agreement, and no party has made any such representation to any other party. Each party to this Agreement shall rely entirely on its own investigation and that of its advisors with respect to such matters. Without limiting the generality of the foregoing, neither party hereto shall have any liability whatsoever to any other party with respect to such matters.


                                  ARTICLE VI
                                 MISCELLANEOUS

        6.1 Survival.  All warranties, representations, covenants, obligations
            --------
and agreements contained in this Agreement shall survive the Merger hereunder, the transfer and conveyance of the Property hereunder and any and all performances hereunder. All warranties and representations shall be effective regardless of any investigation made or which could have been made.

        6.2 Further Instruments.  Each party will, whenever and as often as it
            -------------------
shall be reasonably requested so to do by the other, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

        6.3  Limitation of Liability.
             -----------------------

          (a) No advisor, trustee, director, officer, employee, accountant, attorney, beneficiary, shareholder, partner, participant or agent of or in NHP shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter. Laureate and its respective successors and assigns and, without limitation, all other persons and entities, shall look solely to NHP's assets for the payment of any claim or for any performance, and Laureate hereby waives any and all such personal liability except as set forth herein. The limitations of liability provided in this Section are in addition to, and not in limitation of, any limitation on liability applicable to NHP provided by law or by any other contract, agreement or instrument.

          (b) No advisor, trustee, director, officer, employee, accountant, attorney, beneficiary, shareholder, partner, member, participant or agent of or in Laureate shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter. NHP and its respective successors and assigns and, without limitation, all other persons and entities, shall look solely to Investment's and Laureate Properties' assets for the payment of any claim or for any performance, and NHP hereby waives any and all such personal liability except as set forth in the Registration Rights Agreement, the Investor Representation Letter or the partnership assignment instrument referenced in Section 3.4(a)(v) above. The limitations of liability provided in this Section are in addition to, and not in limitation of, any limitation on liability applicable to NHP provided by law or by any other contract, agreement or instrument. Notwithstanding anything contained herein, the limitation on liability contained in this Section shall not extend to any entities guarantying the obligations, representations, covenants and agreements of Investments and Laureate Properties hereunder and such entities shall be liable as provided for in any such guaranty executed concurrently with the execution of this Agreement or as provided for in the Affirmation and Amendment of Transaction Guaranty.

        6.4 Entire Agreement; Amendments; Captions.  This Agreement and the
            --------------------------------------
instruments executed or delivered pursuant to the terms hereof contain the entire agreement between the parties respecting the matters herein set forth and supersedes all prior or contemporaneous agreements or understandings, verbal or written, between the parties hereto respecting such matters. This Agreement may be amended by written agreement of amendment executed by both parties hereto, but not otherwise. Section headings shall not be used in construing this Agreement.

        6.5 Incorporation of Exhibits and Recitals.  All exhibits and schedules
            --------------------------------------
attached and referred to in this Agreement and all Recitals set forth at the beginning of this Agreement are hereby incorporated herein as fully set forth in this Agreement.

        6.6  Time of the Essence; Non-Business Days.  Subject to the next full
             --------------------------------------
sentence, time is of the essence of this Agreement. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date shall be extended until the immediately following business day. As used herein, "business day" means
                                                          ------------
any day other than Saturday, Sunday or a federal holiday.

        6.7 Terminology.  Whenever the words "including", "include" or
            -----------
"includes" are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words, "without limitation," immediately followed the same. Except as otherwise indicated, all Section, Exhibit and Schedule references in this Agreement shall be deemed to refer to the Sections, Exhibits and Schedules in or to this Agreement.

        6.8 Attorneys' Fees.  In the event any legal action or proceeding is
            ---------------
commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees and reasonable costs and expenses incurred by the prevailing party, including such fees and costs incurred with respect to appeals, arbitrations and bankruptcy proceedings. As used herein, "attorneys' fees" shall mean the reasonable fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegal, librarians and others not admitted to the bar but performing services under the supervision of an attorney.

        6.9 Cumulative Remedies.  No remedy conferred upon a party in this
            -------------------
Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (except as otherwise expressly herein provided).

        6.10  Governing Law.  This Agreement shall be construed and enforced in
              -------------
accordance with the internal laws of the State of Wisconsin without regard to the rules governing choice of law.

        6.11  Successors and Assigns.  Neither NHP nor Laureate may assign or
              ----------------------
transfer its rights or obligations under this Agreement without the prior written consent of the other party (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder). No consent given by either party hereto to any transfer or assignment of the other party's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of such other party's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

        6.12  Notices.  Any notice which a party is required or may desire to
              -------
give the other shall be in writing and shall be sent by personal delivery or by either (i) United States registered or certified mail, return receipt requested, postage prepaid, or (ii) Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:


To Laureate:                          To NHP:
------------                          -------
The Laureate Group, Inc.              Nationwide Health Properties, Inc.
1805 Kensington Drive                      610 Newport Center Drive
Waukesha, WI 53188                                Suite 1150
Attention:  Kevin R. Weiss, Esq.           Newport Beach, CA 92660
Facsimile:  (414) 548-5981               Attn:  Mr. R. Bruce Andrews,
                                                  President
                                          Facsimile:  (714) 759-6876


With Copy To:                         With Copy To:
-----------------------------------   ----------------------------------

Foley & Lardner                       O'Melveny & Myers LLP
777 E. Wisconsin Avenue               610 Newport Center Drive
Milwaukee, WI 53202                   Suite 1700
Attn:  William J. Abraham, Esq.       Newport Beach, CA  92660
Facsimile:  (414) 297-4900            Attn:  Steven L. Edwards, Esq.

                                      Facsimile:  (714) 669-6994

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be, whether accepted or refused. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given. Any party hereto may designate a different address for itself by notice to the other party in accordance with this Section 6.13. In the event a party is not a
                              ------------
natural person, delivery to an officer, director or partner of such party shall be deemed delivery to such party.

        6.13  Counterparts.  This Agreement may be executed in several
              ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

        6.14  Exclusive Rights.
              ----------------

            (a) Agreement of Laureate.  Investments and Laureate Properties
                ---------------------
    hereby agree that neither Laureate, nor the Shareholders nor their respective agents, employees, directors, partners, and directors and officers of such partners shall negotiate with or discuss the sale, financing or other disposition of the Property or the transactions contemplated herein with any person or entity other than NHP, nor take any steps to initiate, consummate, encourage or document the sale, financing or other disposition of the Property, or any portion thereof, or the transactions contemplated herein, to any person or entity other than NHP until the earlier to occur of: (i) Laureate's receipt of written notification from NHP that NHP is withdrawing from the transactions contemplated hereby; or (ii) after continuous good faith negotiations, the Condition Satisfaction Date does not occur on or before October 31, 1997. The period commencing June 6, 1997, and extending until the first to occur of the events specified in subsections 6.14(a)(i) and
                                                  ----------------------
    (ii) shall be hereinafter referred to as the "Exclusivity Period".
    ----

            (b) Notice of Other Offers.  During the Exclusivity Period,
                ----------------------
    Investments and Laureate Properties agrees not to respond to any offer received by, delivered to or communicated to Laureate or the Shareholders or any of their respective general partners, agents or employees for the purchase, sale, financing, acquisition or other disposition of the Property or any interest in Laureate, except for the sole purpose of communicating to such offeree that Investments and Laureate Properties is unable to respond.

        6.15  Interpretation.  All parties hereto have been represented by
              --------------
counsel and this Agreement has been freely and fairly negotiated. Consequently, all provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

        6.16  No Third Parties Benefitted.  This Agreement is made and entered
              ---------------------------
into for the sole protection and benefit of the parties hereto and their permitted successors and assigns provided that the Shareholders are intended third party beneficiaries of certain obligations of NHP and the NHP Subsidiaries hereunder, including without limitation, the payment of the Merger Price and Cash Purchase Price, the representations, warranties and obligations of NHP under Sections 5.3 and 5.4(b) hereof and the representations, warranties and covenants of NHP and the NHP Subsidiaries in Section 5.5 hereof. No other persons or entities shall have any right of action under this Agreement.

        6.17  Right to Enter Property.  Commencing on the date this Agreement is
              -----------------------
executed, and continuing thereafter until NHP has approved all contingencies under this Agreement or this Agreement has been terminated, NHP and its agents shall have the right to enter onto the Property at reasonable times and in a reasonable manner for the purpose of making such tests and inspections as NHP deems necessary in connection with this Agreement; provided however, that NHP
                                                   ----------------
(i) shall provide Laureate with one (1) business days notice prior to entering the Property, and (ii) shall not conduct a Phase II Environmental Assessment with respect to the Property without the reasonable approval of Laureate. After making such tests and inspections, NHP shall restore the Property to its condition prior to such tests and inspections. NHP hereby agrees to indemnify, defend, protect and hold Laureate and Laureate's officers, directors and agents harmless from and against any loss, liability, claim, damage, cost or expense (including attorneys' fees) in connection with such tests and inspections. Any disapproval by Laureate of a Phase II environmental assessment for the Healthcare Facility at Laurel Oaks will be considered reasonable unless there has been an event, circumstance, discovery or occurrence with respect to such Healthcare Facility that was not disclosed in the Phase I environmental assessments described in
Schedule 5.1(v) that in the reasonable judgment of NHP could have a material adverse effect on the value or operation of such Healthcare Facility.

        6.18  Publicity.  Neither NHP, any Shareholder, nor Laureate shall make
              ---------
or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to any person or entity other than such party's accountants, lawyers, consultants or agents, and only to the extent necessary to carry out the transactions contemplated by this Agreement, without the express written consent of the other parties. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency; provided however, that in such
                                             ----------------
event one (1) business days notice shall be given to the other parties hereto prior to such disclosure. In no event shall any public announcement or written public statement issued by any party pursuant to this Section 6.19 disclose the name or identity of any of the Shareholders, except as may be otherwise required by operation of law. NHP agrees that if NHP determines that it is required to make such disclosure by operation of law, it will provide Laureate with such advance notice of such determination as is reasonable and practical under the applicable circumstances.

        6.19  Joint and Several Obligations.  All obligations of Investments and
              -----------------------------
Laureate Properties herein shall be the joint and several obligations of each of Investments and Laureate Properties.

        6.20  Further Assurances.  Each party will use commercially reasonable
              ------------------
efforts to cause all conditions to its and the other parties' obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms. The parties shall cooperate with each other in such actions and in securing requisite approvals consents. Each party shall execute and deliver both before and after the Effective Time such further certificates, agreements and other documents and request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

                            [Signature Page Follows]

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                         "NHP"
                          ---

                         NATIONWIDE HEALTH PROPERTIES, INC.,
                         a Maryland corporation


                         By:  /s/ T. Andrew Stokes
                              --------------------
                              T. Andrew Stokes
                         Its: Senior Vice President


                         "Laureate Properties"
                          --------------------

                         LAUREATE PROPERTIES, INC.,
                         a Wisconsin corporation


                         By:  /s/ Larry K. Weiss
                              ------------------
                              Larry K. Weiss
                         Its: President


                         "Investments"
                          ------------

                         LAUREATE INVESTMENTS, INC.,
                         a Wisconsin corporation

                         By:  /s/ Larry K. Weiss
                              ------------------
                              Larry K. Weiss
                         Its: President

                                      S-1